EXHIBIT 10.1

                                            Published CUSIP Number: ____________






                                CREDIT AGREEMENT

                           Dated as of August 30, 2004

                                      among

                     AMERICAN HOME MORTGAGE SERVICING, INC.
                          AMERICAN HOME MORTGAGE CORP.
                                       and
                    AMERICAN HOME MORTGAGE ACCEPTANCE, INC.,
                                as the Borrowers,

                             BANK OF AMERICA, N.A.,
                  as Administrative Agent and Swing Line Lender
                                       and
                         The Other Lenders Party Hereto

                      CALYON and DEUTSCHE BANK SECURITIES,
                            as Co-Syndication Agents
     ABN AMRO BANK N.V., CITIBANK, N.A. and U.S. BANK NATIONAL ASSOCIATION,
                           as Co-Documentation Agents

                         BANC OF AMERICA SECURITIES LLC,
                    Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS


1.   Warehouse Credit Facility.............................................
  1(a) Warehouse Lending Limit.............................................
  1(b) Calculation and Payment of Interest.................................
  1(c) Payment of Principal................................................

2.   Servicing Rights Credit Facility......................................

  2(a) Servicing Rights Lending Limit......................................
  2(b) Calculation and Payment of Interest.................................
  2(c) Payment of Principal................................................
  2(d) Term-Out of Principal...............................................

3.   Working Capital Credit Facility.......................................

  3(a) Working Capital Lending Limit.......................................
  3(b) Calculation and Payment of Interest.................................
  3(c) Payment of Principal................................................

4.   Swing Line Credit Facility............................................

  4(a) Swing Line Lending Limit............................................
  4(b) Funding of Swing Line Loans.........................................
  4(c) Refunding of Swing Line Loans by Lenders............................
  4(d) Calculation and Payment of Interest.................................
  4(e) Payment of Principal................................................
  4(f) Absolute Obligation to Refund.......................................

5.   Interest Rate and Yield-Related Provisions............................

  5(a) Initial Rate........................................................
  5(b) Payment of Interest and Fees........................................
  5(c) Conversion and Continuation.........................................
  5(d) Inability to Determine Rate.........................................
  5(e) Illegality..........................................................
  5(f) Requirements of Law; Increased Costs................................
  5(g) Funding.............................................................
  5(h) Yield Protection....................................................
  5(i) Buy-Down Provisions.................................................
  5(j) Computations........................................................
  5(k) Post-Default Interest...............................................
  5(l) Facility Fee........................................................

6.   Miscellaneous Lending Provisions......................................

  6(a) Use of Proceeds.....................................................
  6(b) Request For New Loans; Determination of Availability; Making of New
       Loans...............................................................
  6(c) Notes and Evidence of Debt..........................................
  6(d) Borrowing Base Conformity...........................................
  6(e) Nature and Place of Payments........................................
  6(f) Prepayments.........................................................
  6(g) Allocation of Payments Received.....................................
  6(h) Reduction of Commitments............................................
  6(i) Increase of Aggregate Credit Limit..................................
  6(j) Obligations Joint and Several.......................................
  6(k) Foreign Lender Certifications.......................................

7.   Collateral Security; Guaranty; Additional Documents...................

  7(a) Security Agreement..................................................
  7(b) Guaranty............................................................
  7(c) Further Documents...................................................

8.   Conditions to Making of Loans.........................................

  8(a) First Loan..........................................................
  8(b) Ongoing Loans.......................................................

9.   Representations and Warranties of the Borrowers.......................

  9(a) Financial Condition.................................................
  9(b) No Change...........................................................
  9(c) Corporate Existence; Compliance with Law............................
  9(d) Corporate Power; Authorization; Enforceable Obligations.............
  9(e) No Legal Bar........................................................
  9(f) No Material Litigation..............................................
  9(g) Taxes...............................................................
  9(h) Investment Company Act..............................................
  9(i) Subsidiaries........................................................
  9(j) Federal Reserve Board Regulations...................................
  9(k) ERISA...............................................................
  9(l) Assets; Insurance...................................................
  9(m)   Securities Acts...................................................
  9(n) Consents, etc.......................................................
  9(o) REIT Status.........................................................
  9(p) Full Disclosure.....................................................
  9(q) Seller/Servicer Status..............................................
  9(r) Environmental Matters...............................................
  9(s) No Default..........................................................
  9(t) MERS Membership.....................................................

10.  Affirmative Covenants.................................................

  10(a)  Financial Statements..............................................
  10(b)  Certificates; Reports; Other Information..........................
  10(c)  Payment of Indebtedness...........................................
  10(d)  Maintenance of Existence and Properties...........................
  10(e)  Inspection of Property; Books and Records; Audits.................
  10(f)  Notices...........................................................
  10(g)  Expenses..........................................................
  10(h)  Loan Documents....................................................
  10(i)  Insurance.........................................................
  10(j)  Indemnification...................................................
  10(k)  Payments to Settlement Account....................................
  10(l)  Compliance with Laws..............................................
  10(m)  MERS..............................................................
  10(n)  Risk Management Policies..........................................
  10(o)  Shipment of Collateral............................................
  10(p)  Compliance with Lending Regulations...............................

11.  Negative Covenants....................................................

  11(a)  Liens.............................................................
  11(b)  Indebtedness......................................................
  11(c)  Consolidation and Merger..........................................
  11(d)  Acquisitions......................................................
  11(e)  Payment of Dividends..............................................
  11(f)  Investments; Advances.............................................
  11(g)  Sale of Assets....................................................
  11(h)  Minimum Tangible Net Worth........................................
  11(i)  Collateral Value to Adjusted Consolidated Funded Debt Ratio.......
  11(j)  Maximum Servicing Delinquency and Foreclosure Percentages.........
  11(k)  Minimum Net Income................................................
  11(l)  Modification of Policies and Procedures...........................
  11(m)  Transactions with Affiliates......................................
  11(n)  MERS..............................................................
  11(o)  REIT Status.......................................................
  11(p)  Seller/Servicer Status............................................
  11(q)  Mandatory Commitments.............................................

12.  Events of Default.....................................................

13.  The Administrative Agent..............................................

  13(a)  Appointment and Authority.........................................
  13(b)  Rights as a Lender................................................
  13(c)  Exculpatory Provisions............................................
  13(d)  Reliance by Administrative Agent..................................
  13(e)  Delegation of Duties..............................................
  13(f)  Resignation of Administrative Agent...............................
  13(g)  Non-Reliance on Administrative Agent and Other Lenders............
  13(h)  No Other Duties...................................................
  13(i)  Administrative Agent May File Proofs of Claim.....................
  13(j)  Collateral Matters................................................
  13(k)  Reimbursement by Lenders..........................................

14.  Assignment and Participations.........................................

  14(a)  Assignments by Lenders............................................
  14(b)  Register..........................................................
  14(c)  Participations....................................................
  14(d)  Limitations upon Participant Rights...............................
  14(e)  Certain Pledges...................................................

15.  Miscellaneous Provisions..............................................

  15(a)  No Assignment by Loan Parties.....................................
  15(b)  Amendments........................................................
  15(c)  Cumulative Rights; No Waiver......................................
  15(d)  Entire Agreement..................................................
  15(e)  Survival..........................................................
  15(f)  Notices...........................................................
  15(g)  Severability......................................................
  15(h)  Governing Law; Jurisdiction; Etc..................................
  15(i)  Counterparts......................................................
  15(j)  Right of Setoff...................................................
  15(k)  Sharing of Payments...............................................
  15(l)  Waiver of Jury Trial..............................................
  15(m)  Limitation on Interest............................................
  15(n)  USA PATRIOT Act Notice............................................
  15(o)  Treatment of Certain Information; Confidentiality.................
  15(p)  Replacement of Lenders............................................

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT (this "Agreement") is made and dated as of the 30th day of August, 2004, by and among AMERICAN HOME MORTGAGE SERVICING, INC., a Maryland corporation ("AHMS"), AMERICAN HOME MORTGAGE CORP., a New York corporation ("AHMC"), AMERICAN HOME MORTGAGE ACCEPTANCE, INC., a Maryland corporation ("AHMA") (AHMS, AHMC and AHMA each, a "Borrower" and, collectively, the "Borrowers"), the lenders from time to time party hereto, together with their respective successors and assigns (each, a "Lender" and, collectively, the "Lenders"), and BANK OF AMERICA, N.A., as administrative agent, or any successor administrative agent (in such capacity, the "Administrative Agent").

                                    RECITALS

      A. Upon the Borrowers' request, the Lenders and the Administrative Agent have agreed to extend credit to the Borrowers on the terms and conditions set forth herein and in the documents, instruments and agreements executed and delivered in connection herewith.

      B. All capitalized terms not otherwise defined herein are used with the meanings given such terms in the Glossary attached hereto as Appendix I and by this reference incorporated herein.

      NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

      1. Warehouse Credit Facility.

            1(a) Warehouse Lending Limit. On the terms and subject to the conditions set forth herein, the Lenders severally agree that they shall from time to time to but not including the Maturity Date make loans (the "Warehouse Loans" or a "Warehouse Loan"), pro rata in accordance with their respective Percentage Share, to the Borrowers in amounts not to exceed, in the aggregate at any one time outstanding (taking into account any then outstanding Warehouse Loans), the lesser of:

                  (1) The Aggregate Credit Limit minus the aggregate amount of Servicing Rights Loans, Working Capital Loans and Swing Line Loans outstanding on such date (including all Servicing Rights Loans, Working Capital Loans and Swing Line Loans to be funded on the proposed date of funding of the requested Warehouse Loans but excluding Loans which will be repaid with proceeds of Loans to be funded on such date); and

                  (2) The Collateral Value of the Warehouse Borrowing Base minus the aggregate amount of all Swing Line Loans outstanding on such date (including all Swing Line Loans to be funded on the proposed date of funding of the requested Warehouse Loans but excluding Loans which will be repaid with the proceeds of the Loans to be funded on such date).

            1(b) Calculation and Payment of Interest. Warehouse Loans shall bear interest from the date disbursed to but not including the date of payment calculated on the principal amount of Warehouse Loans outstanding from time to time hereunder at a per annum rate equal to, at the option of and as selected by the Borrowers from time to time (subject to the provisions of Paragraphs 5(c), 5(d) and 5(e)), (1) the Eurodollar Rate for the applicable Interest Period plus the Applicable Margin or (2) the Base Rate during the applicable interest computation period plus the Applicable Margin, said interest to be payable as provided more particularly in Paragraph 5(b).

            1(c) Payment of Principal. Subject to the prepayment requirements of Paragraph 6(f) and the conversion and continuation provisions of Paragraph 5(c), the Borrowers shall pay the principal amount of each Warehouse Loan being maintained as a Eurodollar Loan on the last day of the applicable Interest Period and shall pay the principal amount of each Warehouse Loan being maintained as a Base Rate Loan on the Maturity Date.

      2. Servicing Rights Credit Facility.

            2(a) Servicing Rights Lending Limit. On the terms and subject to the conditions set forth herein, the Lenders severally agree that they shall from time to time to but not including the Maturity Date make loans (the "Servicing Rights Loans" or a "Servicing Rights Loan"), pro rata in accordance with their respective Percentage Share, to the Borrowers in amounts not to exceed, in the aggregate at any one time outstanding (taking into account any then outstanding Servicing Rights Loans), the least of:

                  (1) The Aggregate Credit Limit minus the aggregate amount of Warehouse Loans, Working Capital Loans and Swing Line Loans outstanding on such date (including all Warehouse Loans, Working Capital Loans and Swing Line Loans to be funded on the proposed date of funding of the requested Servicing Rights Loans but excluding Loans which will be repaid with proceeds of Loans to be funded on such date);

                  (2) The Collateral Value of the Servicing Rights Borrowing Base; and

                  (3) The Servicing Rights Credit Sublimit.

            2(b) Calculation and Payment of Interest. Servicing Rights Loans shall bear interest from the date disbursed to but not including the date of payment calculated on the principal amount of Servicing Rights Loans outstanding from time to time hereunder at a per annum rate equal to, at the option of and as selected by the Borrowers from time to time (subject to the provisions of Paragraphs 5(c), 5(d) and 5(e)), (1) the Eurodollar Rate for the applicable Interest Period plus the Applicable Margin or (2) the Base Rate during the applicable interest computation period plus the Applicable Margin, said interest to be payable as provided more particularly in Paragraph 5(b).

            2(c) Payment of Principal. Subject to the prepayment requirements of Paragraph 6(f), the conversion and continuation provisions of Paragraph 5(c) and the provisions of Paragraph 2(d), the Borrowers shall pay the principal amount of each Servicing Rights Loan being maintained as a Eurodollar Loan on the last day of the applicable Interest Period and shall pay the principal amount of each Servicing Rights Loan being maintained as a Base Rate Loan on the Maturity Date.

            2(d) Term-Out of Principal. Provided that (1) no Potential Default or Event of Default has occurred and is continuing on the Maturity Date, (2) all representations and warranties of the Borrowers contained in Paragraph 9 of this Agreement and the other Loan Documents are true and correct as of the Maturity Date (except to the extent that they were expressly made with respect to an earlier date, in which case they were true and correct as of such earlier date) and (3) no later than the Maturity Date, the Borrowers pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Percentage Share on the Maturity Date, a fee in the amount of .25% of the principal balance of the Servicing Rights Loans that the Borrowers elect to convert to a term loan pursuant to this Paragraph 2(d), the Borrowers may, by giving the Administrative Agent written notice not less than 15 days prior to the Maturity Date, elect to convert all or any part of the Servicing Rights Loans outstanding on the Maturity Date to a term loan, the principal balance of which shall, subject to the prepayment requirements of Paragraph 6(f), be payable in eight equal installments, commencing on the last Business Day of the first calendar quarter ending after the Maturity Date and continuing on the last Business Day of each calendar quarter thereafter until paid in full. Upon the request of any Lender, Borrowers shall execute a replacement promissory note, in form and substance acceptable to Administrative Agent, such requesting Lender, and Borrowers evidencing any such Obligation that Borrower has elected to convert to a term loan.

      3. Working Capital Credit Facility.

            3(a) Working Capital Lending Limit. On the terms and subject to the conditions set forth herein, the Lenders severally agree that they shall from time to time to but not excluding the Maturity Date make loans (the "Working Capital Loans" or a "Working Capital Loan"), pro rata in accordance with their respective Percentage Share, to the Borrowers in amounts not to exceed, in the aggregate at any one time outstanding (taking into account any then outstanding Working Capital Loans), the least of:

                  (1) The Aggregate Credit Limit minus the aggregate amount of Warehouse Loans, Servicing Rights Loans and Swing Line Loans outstanding on such date (including all Warehouse Loans, Servicing Rights Loans and Swing Line Loans to be funded on the proposed date of funding of the requested Working Capital Loans but excluding Loans which will be repaid with proceeds of Loans to be funded on such date);

                  (2) The Collateral Value of the Working Capital Borrowing Base; and

                  (3) The Working Capital Credit Sublimit.

            3(b) Calculation and Payment of Interest. Working Capital Loans shall bear interest from the date disbursed to but not including the date of payment calculated on the principal amount of Working Capital Loans outstanding from time to time hereunder at a per annum rate equal to, at the option of and as selected by the Borrowers from time to time (subject to the provisions of Paragraphs 5(c), 5(d) and 5(e)), (1) the Eurodollar Rate for the applicable Interest Period plus the Applicable Margin or (2) the Base Rate during the applicable interest computation period plus the Applicable Margin, said interest to be payable as provided more particularly in Paragraph 5(b).

            3(c) Payment of Principal. Subject to the prepayment requirements of Paragraph 6(f) and the conversion and continuation provisions of Paragraph 5(c), the Borrower shall pay the principal amount of each Working Capital Loan being maintained as a Eurodollar Loan on the last day of the applicable Interest Period and shall pay the principal amount of each Working Capital Loan being maintained as a Base Rate Loan on the Maturity Date.

      4. Swing Line Credit Facility.

            4(a) Swing Line Lending Limit. On the terms and subject to the conditions set forth herein and in reliance upon the agreements of the other Lenders set forth in this Paragraph 4, the Swing Line Lender agrees, that it shall from time to time to but not including the Maturity Date make loans (the "Swing Line Loans" or a "Swing Line Loan") to the Borrowers in amounts not to exceed, in the aggregate at any one time outstanding (taking into account any then outstanding Swing Line Loans), the least of:

                  (1) The Aggregate Credit Limit minus the aggregate amount of Warehouse Loans, Servicing Rights Loans and Working Capital Loans outstanding on such date (including all Warehouse Loans, Servicing Rights Loans and Working Capital Loans to be funded on the proposed date of funding of the requested Swing Line Loans but excluding Loans which will be repaid with proceeds of Loans to be funded on such date);

                  (2) The Collateral Value of the Warehouse Borrowing Base minus the aggregate dollar amount of all Warehouse Loans outstanding on such date (including all Warehouse Loans to be funded on the proposed date of funding of the requested Swing Line Loans but excluding Loans which will be repaid with proceeds of Loans to be funded on such date); and

                  (3) The Swing Line Credit Sublimit.

            4(b) Funding of Swing Line Loans. Upon receipt by the Administrative Agent of a Loan And/Or Interest Rate Election Request for a Swing Line Loan, it shall so notify the Swing Line Lender thereof as provided in Paragraph 6(b), and the Swing Line Lender shall advance the amount of the Swing Line Loan or Loans requested for the purpose of funding the Borrowers' operations on a daily basis without requiring pro rata fundings from the Lenders.

            4(c) Refunding of Swing Line Loans by Lenders. Swing Line Loans shall be refunded by the Lenders to the Swing Line Lender upon demand of the Swing Line Lender in its sole discretion (and without regard to funding minimums as required by Paragraph 6(b)(5)) through the Administrative Agent. All Swing Line Loans shall be automatically designated as Warehouse Loans on and as of such refunding date. Such refundings shall be made by the Lenders (including the Swing Line Lender) in accordance with their respective Percentage Share and shall, thereafter, be reflected as Warehouse Loans of the Lenders on the books and records of the Administrative Agent and the Lenders, and, thereafter, each Lender shall be entitled to receive its pro rata share of payments made in respect of such Warehouse Loans. Subject to Paragraph 4(f), the Administrative Agent shall, upon the occurrence of an Event of Default and acceleration of the Obligations, request a refunding hereunder of all Swing Line Loans outstanding as of such date.

            4(d) Calculation and Payment of Interest. Swing Line Loans shall bear interest from the date disbursed to but not including the earlier of the refunding date or the date of payment calculated on the principal amount of Swing Line Loans outstanding from time to time hereunder during the applicable interest calculation period at the Base Rate, said interest to be payable as provided more particularly in Paragraph 5(b).

            4(e) Payment of Principal. Subject to the prepayment requirements of Paragraph 6(f) and earlier refunding pursuant to Paragraph 4(c), the Borrowers shall pay the principal amount of each Swing Line Loan on the Maturity Date.

            4(f) Absolute Obligation to Refund. It is expressly acknowledged and agreed by the Lenders and the Borrowers that the obligation of the Lenders to refund Swing Line Loans (or purchase participations in Swing Line Loans as provided in this Paragraph 4(f)) shall be absolute and unconditional and shall be effected by the Lenders upon telephonic request of the Administrative Agent regardless of whether at the proposed refunding or participation acquisition date the conditions precedent set forth in Paragraph 8(b) to the borrowing of a Warehouse Loan on such date are satisfied; provided, however, that the obligation of the Lenders to refund or purchase participations in Swing Line Loans made by the Swing Line Lender on any date on which the Swing Line Lender's personnel responsible for administering the credit facility hereunder had actual knowledge of the non-satisfaction of such conditions precedent, shall be limited to those Swing Line Loans made on such date with the consent (which may be telephonic) of those Lenders having Percentage Shares sufficient to waive the non-satisfaction of such conditions precedent; and provided, further, however, that no Lender shall be obligated to make Loans in an aggregate principal amount outstanding at any time in excess of its Maximum Commitment. In the event for any reason the Lenders shall be prohibited from refunding their respective ratable portion of Swing Line Loans as Warehouse Loans as provided herein, then instead of refunding Swing Line Loans as Warehouse Loans, upon request of the Swing Line Lender and subject to the proviso of the immediately preceding sentence, each Lender (other than the Swing Line Lender) shall purchase and take from the Swing Line Lender an individual participation interest in all Swing Line Loans outstanding hereunder in the amount of such Lender's Percentage Share thereof, and, thereafter, each such Lender shall be entitled to receive its pro rata share of payments made in respect of such Swing Line Loans.

      5. Interest Rate and Yield-Related Provisions.

            5(a) Initial Rate. All Loans shall initially be funded as Base Rate Loans and/or Eurodollar Loans and, thereafter, shall be maintained, at the election of the Borrowers made from time to time as permitted herein, as Base Rate Loans and/or Eurodollar Loans; provided that Loans made on the Effective Date or on the two Business Days immediately following the Effective Date must be initially funded as a Base Rate Loan.

            5(b) Payment of Interest and Fees. Interest accruing on Base Rate Loans shall be payable monthly in arrears. Interest accruing on Eurodollar Loans shall be payable monthly in arrears and at the end of the applicable Interest Period. The Administrative Agent shall (1) in the case of Base Rate Loans and Eurodollar Loans, on or before the fifth Business Day of each month, and (2) in the case of Eurodollar Loans, on the last day of the applicable Interest Period, deliver to the Borrowers an interest and fee billing for the immediately preceding month or Interest Period, as the case may be, which billing shall set forth interest accrued and payable on Loans and fees payable hereunder for such period to be collected by the Administrative Agent for remittance to the Lenders and which billing shall be payable, in the case of a billing delivered pursuant to clause (1) above, no later than the second Business Day following receipt thereof by the Borrowers and, in the case of a billing delivered pursuant to clause (2) above, on the last day of the applicable Interest Period.

            5(c) Conversion and Continuation.

                  (1) The Borrowers may elect from time to time to convert Loans outstanding as Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 9:30 a.m. (Dallas time) on the third Eurodollar Business Day preceding the proposed conversion date (and Administrative Agent shall promptly notify the Lenders of such notice).

                  (2) The Borrowers may elect to convert Loans outstanding as Eurodollar Loans to Base Rate Loans effective upon the last day of the applicable Eurodollar Interest Period by giving the Administrative Agent irrevocable notice of such election no later than 9:30 a.m. (Dallas time) on the third Eurodollar Business Day preceding the proposed conversion date (and Administrative Agent shall promptly notify the Lenders of such notice).

                  (3) Any Eurodollar Loan may be continued as such upon the expiration of the Interest Period with respect thereto by the Borrowers giving the Administrative Agent prior irrevocable notice of such election no later than 9:30 a.m. (Dallas time) on the third Eurodollar Business Day preceding the proposed continuation date (and Administrative Agent shall promptly notify the Lenders of such notice). If the Borrowers fail to give notice as provided above, the Borrowers shall be deemed to have elected to convert any affected Eurodollar Loan to a Base Rate Loan on the last day of the applicable Interest Period.

                  (4) No Loan shall be funded or continued as a Eurodollar Loan and no Loan shall be converted into a Eurodollar Loan if an Event of Default or Potential Default has occurred and is continuing on the day occurring three Eurodollar Business Days prior to the date of, or on the date of, any requested funding, continuation or conversion.

                  (5) All or any part of outstanding Loans may be converted pursuant to this paragraph 5(c); provided, however, that partial conversions shall be in the principal amount of $5,000,000 or whole multiples of $1,000,000 in excess thereof, and in the case of conversions into Eurodollar Loans, after giving effect thereto to the aggregate of the then number of Eurodollar Loans of each Lender having a different Interest Period shall not exceed three.

                  (6) Each request for the funding, continuation or conversion of a Loan shall be evidenced by the timely delivery by the Borrowers to the Administrative Agent of a duly executed Loan and/or Interest Rate Election Request (which delivery may be by facsimile transmission).

            5(d) Inability to Determine Rate. In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period or the Eurodollar Rate for such Interest Period does not adequately and fairly reflect the cost to the Lenders of funding or maintaining a Eurodollar Loan for such Interest Period, the Administrative Agent shall forthwith give facsimile notice of such determination, confirmed in writing, to each Lender and to the Borrowers. If such notice is given, (1) any Loan that was to have been converted to a Eurodollar Loan shall be continued as a Base Rate Loan, and (2) any outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to a Base Rate Loan. Until such notice has been withdrawn by the Administrative Agent, the Borrowers shall not have the right to convert a Base Rate Loan to a Eurodollar Loan or to continue a Eurodollar Loan; provided that such notice shall be withdrawn immediately after the adverse circumstances affecting the London interbank eurodollar market cease to exist (as reasonably determined by the Administrative Agent).

            5(e) Illegality. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (1) the commitment of such Lender hereunder to make or to continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall forthwith be suspended, and
(2) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans at the end of their respective Interest Periods or within such earlier period as is required by law. In the event of a conversion of any Loan prior to the end of its applicable Interest Period as provided herein, the Borrowers hereby agree to promptly pay any Lender affected thereby, upon demand, the amounts required pursuant to Paragraph 5(h), it being agreed and understood that such conversion shall constitute a prepayment for all purposes hereof. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loans and all other Obligations.

            5(f) Requirements of Law; Increased Costs. In the event that any applicable law, order, regulation, treaty or directive issued or amended after the Effective Date by any applicable central bank or other Governmental Authority, or any change after the Effective Date in the governmental or judicial interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) issued subsequent to the date hereof by any central bank or other Governmental
Authority:

                  (1) Does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Loans made hereunder, or change the basis of taxation of payments to such Lender of principal, fee, interest or any other amount payable hereunder (except, in each case, for a change in the rate of tax on the overall net income of, or franchise taxes payable by, such Lender);

                  (2) Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any applicable lending office of such Lender making Loans hereunder; or

                  (3) Does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender (as determined by such Lender in good faith using calculation methods customary in the industry) of making, renewing or maintaining any Loan or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender, then, in any such case, the Borrowers shall promptly pay to the Administrative Agent for remittance to such Lender, upon its receipt of the certificate described below, any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or rate of return as reasonably determined by such Lender with respect to this Agreement or the Loans made hereunder. If a Lender becomes entitled to claim any additional amounts pursuant to this Paragraph 5(f), it shall promptly notify the Borrowers through the Administrative Agent of the event by reason of which it has become so entitled, and a certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by a Lender, through the Administrative Agent, to the Borrowers shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loans and all other Obligations.

            5(g) Funding. Each Lender shall be entitled to fund all or any portion of Loans held by it in any manner it may determine in its sole discretion, including, without limitation, in the Grand Cayman inter-bank market, the London inter-bank market and within the United States, but all calculations and transactions hereunder in respect of Eurodollar Loans shall be conducted as though all Lenders actually fund all Eurodollar Loans through the purchase in London of offshore dollar deposits in the amount of the relevant Eurodollar Loan in maturities corresponding to the applicable Interest Period.

            5(h) Yield Protection. In addition to all other payment obligations hereunder, in the event: (1) any Eurodollar Loan is paid prior to the last day of the applicable Interest Period, as applicable, whether following a voluntary prepayment, mandatory prepayment, application of proceeds from the sale of Collateral or otherwise (including pursuant to Paragraph 15(p)), (2) the Borrowers shall fail to continue or to make a conversion to a Eurodollar Loan after the Borrowers have given notice thereof as provided in Paragraph 5(c), or
(3) the Borrowers shall fail to prepay a Eurodollar Loan after the Borrowers have given notice thereof as provided in Paragraph 6(f)(1), then the Borrowers shall promptly pay to the Lenders holding the Loans prepaid or not continued or converted, through the Administrative Agent, an additional sum compensating each such Lender (as determined by such Lender in good faith using calculation methods customary in the industry) for losses, costs and expenses incurred by such Lender in connection with such prepayment, including any loss of anticipated profits and any loss or expense arising from the liquidation or re-employment of funds obtained by it to maintain such Eurodollar Loan or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to any additional amounts payable pursuant to the foregoing sentence containing a calculation thereof in reasonable detail submitted by a Lender, through the Administrative Agent, to the Borrowers shall be conclusive in the absence of manifest error.

            5(i) Buy-Down Provisions. Notwithstanding anything contained in this Agreement, the Borrowers and any individual Lender (as used in this Paragraph 5(i), a "Buy-Down Lender") may notify the Administrative Agent in writing that the Borrowers and such Buy-Down Lender have entered into a Buy-Down Agreement with respect to all or a portion of the Loans from time to time outstanding held by such Buy-Down Lender, and that, pursuant to said Buy-Down Agreement, the interest otherwise payable by the Borrowers to such Buy-Down Lender during any interest calculation period shall be reduced to the Applicable Margin based on the amount of Available Deposits maintained by the Borrowers with such Buy-Down Lender. Prior to the occurrence of an Event of Default and acceleration of the Obligations, each Buy-Down Lender shall bill the Borrowers directly for all interest accrued and payable to such Buy-Down Lender on account of Loans from time to time outstanding held by such Buy-Down Lender. The Administrative Agent, in rendering any monthly interest billing pursuant to Paragraph 5(b) shall have no obligation to bill any interest payable to a Buy-Down Lender or to verify the amount of any Available Deposits supporting the pricing of Loans held by any Buy-Down Lender or the monthly interest amount payable to any Buy-Down Lender, including without limitation, any deficiency fees or other amounts payable to such Lender by the Borrowers under the applicable Buy-Down Agreement. The Borrowers shall pay all interest, and any deficiency fees or other amounts payable under their Buy-Down Agreement with each Buy-Down Lender, directly to such Buy-Down Lender within two Business Days of receipt of a billing statement from such Buy-Down Lender. Any Buy-Down Lender may elect not to make demand for the payment of deficiency fees accruing in respect of Available Deposits from time to time and it is expressly agreed and understood that: (1) any such deficiency fee shall not, by reason of such failure of such Buy-Down Lender or otherwise, be deemed to have been waived by such Buy-Down Lender (except as such waiver is expressly acknowledged in writing by such Buy-Down Lender from time to time), and (2) all deficiency fees accrued and unpaid hereunder and not so expressly waived, whether or not previously declared due and owing by any such Buy-Down Lender, shall automatically be due and payable in full upon the Maturity Date.

            5(j) Computations. Other than computations in respect of interest based on the prime rate of Bank of America (which shall be based upon a year of 365 or 366, as the case may be, days for the actual number of days elapsed), all computations of interest and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed.

            5(k) Post-Default Interest. Following the occurrence and during the continuance of an Event of Default, all Obligations shall bear interest at a rate equal to 2% plus the otherwise applicable rate or, if there is no otherwise applicable rate, then at a rate equal to 2% plus the Base Rate.

            5(l) Facility Fee. The Borrowers shall pay to the Administrative Agent, to be allocated to the Lenders pro rata in accordance with their respective Percentage Share for the applicable calculation period, quarterly in arrears, on the last Business Day of each September, December, March and June, commencing September 30, 2004, and on the Maturity Date, a non-refundable facility fee equal to (1) the Aggregate Credit Limit in effect on the payment date therefor, multiplied by (2) 0.125% per annum.

      6. Miscellaneous Lending Provisions.

            6(a) Use of Proceeds. The Borrowers represent, warrant, covenant and agree that, other than the initial Loans funded hereunder on the Effective Date which shall be utilized to pay in full all Indebtedness of the Borrowers outstanding under the Existing Credit Agreement, the proceeds of all Loans shall be utilized by the Borrowers solely for the purpose of originating and/or acquiring Mortgage Loans (and to repay Swing Line Loans) and rights under Servicing Contracts that will be part of the Eligible Servicing Portfolio and to support working capital needs.

            6(b) Request For New Loans; Determination of Availability; Making of New Loans.

                  (1) On any Business Day that the Borrowers desire to borrow a Base Rate Loan hereunder, they shall deliver a Loan And/Or Interest Rate Election Request to the Administrative Agent no later than: (i) in the case of a Base Rate Loan other than a Swing Line Loan, 9:30 a.m. (Dallas time) on such date, and (ii) in the case of a Swing Line Loan, 3:30 p.m. (Dallas time) on such date. On the third Business Day prior to the Business Day that Borrowers desire to borrow a Eurodollar Loan hereunder, they shall deliver a Loan And/Or Interest Rate Election Request to the Administrative Agent no later than 9:30 a.m. (Dallas time). Except for a request for a Swing Line Loan or a Eurodollar Loan for the third Business Day following such date made after 9:30 a.m. (Dallas time) on a given date, only one Loan and/or Interest Rate Election Request shall be submitted to the Administrative Agent on any date.

                  (2) Promptly after receipt of a Loan And/Or Interest Rate Election Request, the Administrative Agent shall make a Determination of Availability with respect to any requested Loans, which Determination of Availability shall be based upon information provided to the Administrative Agent by the Collateral Agent promptly after receipt of the Loan And/Or Interest Rate Election Request provided in Paragraph 6(b)(1) above and pursuant to Paragraph 5 of the Security Agreement. In the event the Administrative Agent shall have determined that the Collateral Value of the Warehouse Borrowing Base, the Collateral Value of the Servicing Rights Borrowing Base or the Collateral Value of the Working Capital Borrowing Base, as applicable, is sufficient to support the requested borrowing, the Administrative Agent shall: (i) in the case of any Loan other than a Swing Line Loan, promptly so notify the Lenders (which notification may be telephonic) on the date of the delivery of such Loan and/or Interest Rate Election Request of each Lender's respective Percentage Share thereof, and (ii) in the case of a Swing Line Loan, promptly so notify the Swing Line Lender (which notification may be telephonic) on the date of delivery of such Loan and/or Interest Rate Election Request of the Swing Line Loan to be funded with respect thereto. Thereafter, if so notified by the Administrative Agent, each Lender shall make its Percentage Share of the requested Loan other than a Swing Line Loan and the Swing Line Lender shall make the amount of the requested Swing Line Loan available by wiring such amount in immediately available same day funds to the Administrative Agent no later than: (i) in the case of Loans other than Swing Line Loans, 12:00 p.m. (Dallas time) on the proposed funding date, and (ii) in the case of Swing Line Loans, 4:00 p.m. (Dallas time) on the proposed funding date.

                  (3) Unless the Administrative Agent shall have received notice from a Lender prior to a proposed funding deadline that such Lender will not make available to the Administrative Agent such Lender's portion of the proposed Loan or Loans, the Administrative Agent may assume that such Lender has made such portion available on the proposed funding date in accordance with this Paragraph 6(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent such Lender shall not have so made such portion available, the Borrowers jointly and severally and such Lender agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers by the Administrative Agent until the date such amount is repaid to the Administrative Agent, in the case of the Borrowers at the interest rate applicable at the time to such Loan or Loans, and in the case of such Lender at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank transactions. If any Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such value paid by such Borrower. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's applicable Percentage Share of such Loan or Loans for all purposes of this Agreement as of the date such amount is made available to the Borrowers. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against the Lender that shall have failed to make such payment to Administrative Agent.

                  (4) The obligations of the Lenders hereunder to make Loans, to fund participations in Swing Line Loans, and to make payments pursuant to Paragraph 13(k) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation, or to make any payment under Paragraph 13(k) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation, or to make its payment under Paragraph 13(k).

                  (5) The Administrative Agent shall make the principal amount of Loans requested in accordance with this Paragraph 6(b) available to the Borrowers by promptly wiring such amount in immediately available same day funds to the Funding Account on the proposed funding date therefor.

                  (6) Each request for a Loan shall be in the minimum amount of $1,000,000; each request for a Swing Line Loan shall be in a minimum amount of $500,000.

                  (7) The Borrowers may elect to convert or continue Base Rate Loans and/or Eurodollar Loans outstanding on any date consistent with the timing requirements set forth in Paragraph 5(c).

            6(c) Notes and Evidence of Debt.

                  (1) The obligation of the Borrowers to repay the Loans shall be evidenced by a note or notes payable to the order of each Lender, as applicable, in the forms of those attached hereto as Exhibit A-1 (the "Committed Note") and Exhibit A-2 (the "Swing Line Note"). Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by the Administrative Agent and such Lender in the ordinary course of business. Each Lender may also attach schedules to its Note and indorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Any failure to so indorse or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

                  (2) In addition to the accounts and records referred to in subparagraph (1) preceding, each Lender and the Administrative Agent shall maintain, in accordance with its usual practice, accounts or records evidencing the Obligations, and purchases and sales by such Lender of participations in Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

            6(d) Borrowing Base Conformity.

                  (1) In support of their obligation to repay Warehouse Loans and Swing Line Loans, the Borrowers shall cause the Collateral Value of the Warehouse Borrowing Base to be not less than, at any date, the aggregate principal amount of Warehouse Loans and Swing Line Loans outstanding on such date (including any Warehouse Loans and Swing Line Loans to be funded on such date but excluding any Warehouse Loans and Swing Line Loans which will be repaid with proceeds of any Loans to be funded on such date).

                  (2) In support of their obligations to repay Servicing Rights Loans hereunder, the Borrowers shall cause the Collateral Value of the Servicing Rights Borrowing Base to be not less than, at any date, the aggregate principal amount of Servicing Rights Loans outstanding on such date (including any Servicing Rights Loans to be funded on such date but excluding any Servicing Rights Loans which will be repaid with proceeds of any Loans to be funded on such date).

                  (3) In support of their obligations to repay Working Capital Loans hereunder, the Borrowers shall cause the Collateral Value of the Working Capital Borrowing Base to be not less than, at any date, the aggregate principal amount of Working Capital Loans outstanding on such date (including any Working Capital Loans to be funded on such date but excluding any Working Capital Loans which will be repaid with proceeds of any Loans to be funded on such date).

                  (4) The Borrowers shall promptly (and in any event no later than one Business Day after such demand) prepay, upon telephonic demand by the Administrative Agent: (i) Warehouse Loans and/or Swing Line Loans to the Administrative Agent on behalf of the Lenders or the Swing Line Lender, as the case may be, on any day in the amount of any shortfall in the Collateral Value of the Warehouse Borrowing Base, as determined pursuant to subparagraph (1) above, (ii) Servicing Rights Loans to the Administrative Agent on behalf of the Lenders on any day in the amount of any shortfall in the Collateral Value of the Servicing Rights Borrowing Base, as determined pursuant to subparagraph (2) above (including after any of the Servicing Rights Loans are converted to a term loan pursuant to Paragraph 2(d)), and (iii) Working Capital Loans to the Administrative Agent on behalf of the Lenders on any day in the amount of any shortfall in the Collateral Value of the Working Capital Borrowing Base, as determined pursuant to subparagraph (3) above.

                  (5) If, but only if, at such time as the Borrowers shall be required to prepay Loans under subparagraph (4)(i) of this Paragraph 6(d) there shall not have occurred and be continuing an Event of Default or Potential Default, in lieu of prepaying the Warehouse Loans or Swing Line Loans, the Borrowers may deliver to the Collateral Agent additional Eligible Mortgage Loans with an aggregate Unit Collateral Value such that the Borrowers shall be in compliance with the requirement of subparagraph
      (1) above.

            6(e) Nature and Place of Payments.

                  (1) All payments made on account of the Obligations shall be made to the Administrative Agent for distribution to the Lenders, and the Administrative Agent is hereby irrevocably authorized to receive amounts deposited in the Settlement Account and distribute such amounts as provided in Paragraph 6(g) on account thereof. All payments made on account of the Obligations including payments made to the Administrative Agent from the Settlement Account pursuant to Paragraph 6(c) of the Security Agreement shall be made without condition or deduction for any setoff, counterclaim, recoupment, or defense, in lawful money of the United States of America in immediately available same day funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority (and in the event any such deduction is required to be made by applicable law from any such payment, such payment shall be grossed-up so that the affected Lender receives the same amount (on an after-tax basis) that such Lender would have received if such deduction had not been required) and must be received by the Administrative Agent (i) by 10:00 a.m. (Dallas time) on the day of payment on account of Obligations other than Swing Line Loans and (ii) by 2:00 p.m. (Dallas time) in the case of payments on account of Swing Line Loans, it being expressly agreed and understood that if a payment is received after 10:00 a.m. (for payments on account of Obligations other than Swing Line Loans) or after 2:00 p.m. (for payments on account of Swing Line Loans) (Dallas time), as applicable, by the Administrative Agent, such payment will be considered to have been made on the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. Except as otherwise provided in Paragraph 5(i), all payments on account of the Obligations shall be made to the Administrative Agent through its office located at the address listed on Schedule II hereof. If any payment required to be made by the Borrowers hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. All amounts received by the Administrative Agent on account of the Obligations shall be disbursed by the Administrative Agent promptly to the Lenders by wire transfer on the date of receipt if received by the Administrative Agent before 10:00 a.m. Dallas time (for payments on account of Obligations other than Swing Line Loans) or before 2:00 p.m. Dallas time (for payments on account of Swing Line Loans), as applicable, or if received later, by 12:00 noon (Dallas time) on the next succeeding Business Day, without further interest payable by the Administrative Agent. Each payment shall be accompanied by a Notice of Payment or Prepayment executed by the Borrowers.

                  (2) Unless the Administrative Agent shall have received notice from a Borrower prior to a deadline for a payment that the Borrowers will not make such payment prior to such deadline, the Administrative Agent may assume that such payment has been timely made and the Administrative Agent may, in reliance upon such assumption, make available to the Lenders or the Swing Line Lender, as the case may be, their shares of such payment. If and to the extent the Borrowers shall not have so made such payment, each Lender or the Swing Line Lender, as the case may be, agrees to repay its share of such payment to the Administrative Agent forthwith on demand, together with interest thereon, for each day such share is made available to such Lender or the Swing Line Lender, as the case may be, until the date such share is repaid to the Administrative Agent, at the Federal Funds Rate.

            6(f) Prepayments.

                  (1) Subject to the provisions of Paragraph 5(h), the Borrowers may prepay Base Rate Loans in whole or in part at any time and the Borrowers may prepay Eurodollar Loans in whole or in part upon three Business Days' notice to the Administrative Agent.

                  (2) Loans are subject to mandatory prepayment pursuant to Paragraph 6(d) and, in addition, by application of proceeds of the sale or other disposition of Collateral as provided in the Security Agreement.

                  (3) The Borrowers shall pay in connection with any prepayment hereunder all interest accrued but unpaid on the Loans to which such prepayment is applied (including any amount that may be due under Paragraph 2(d) and 5(h)) concurrently with payment to the Administrative Agent of any principal amounts.

                  (4) On and after a conversion to a term loan pursuant to Paragraph 2(d), all prepayments of principal shall be applied to installments under the term loan in the inverse order of maturity.

                  (5) Each optional or mandatory prepayment shall be accompanied by a Notice of Payment or Prepayment executed by the Borrowers.

            6(g) Allocation of Payments Received.

                  (1) Prior to the occurrence of an Event of Default or acceleration of all Loans outstanding hereunder or termination of the commitments of the Lenders to advance Loans hereunder, amounts received by the Administrative Agent as proceeds of the sale or other disposition of Eligible Mortgage Loans or REO Property, including, without limitation, all amounts from time to time deposited in the Settlement Account, shall be allocated among the Lenders as follows:

                        (i) First, to the Swing Line Lender to repay all
            outstanding Swing Line Loans;

                        (ii) Then, to the Lenders until the principal amount of
            the Warehouse Loan or Loans initially advanced against such Eligible Mortgage Loans or REO Property (as identified by the Borrowers on the applicable Notice of Payment or Prepayment) has been paid in full, allocated ratably among the Lenders in proportion to the respective amounts described in this clause(ii) held by them; and

                        (iii) Then, the balance, if any, to the Borrowers.

                  (2) Prior to the occurrence of an Event of Default or acceleration of all Loans outstanding hereunder or termination of the commitments to advance Loans hereunder, amounts received by the Administrative Agent for application to the Servicing Rights Loans or the Working Capital Loans (as identified by the Borrowers on the applicable Notice of Payment or Prepayment), as the case may be, shall be distributed to the Lenders until the principal amount of the applicable Loans have been paid in full, allocated ratably among the Lenders in proportion to the respective amounts of the Servicing Rights Loans or the Working Capital Loans (as the case may be) held by them; and

                  (3) Prior to the occurrence of an Event of Default or acceleration of all Loans outstanding hereunder, but on and after the conversion of any portion of the Obligations to a term loan pursuant to Paragraph 2(d), amounts received by the Administrative Agent for application to such term loan shall be distributed:

                        (i) First, to the next scheduled installment payable on
            such term loan to the Lenders, said amounts to be allocated first to interest and then, but only after all accrued interest has been paid in full, to principal of such term loan installment; and to be allocated among the Lenders ratably in proportion to the amounts described in this clause (i) payable to them;

                        (ii) Then, to such Lenders in respect of the remaining
            scheduled term loan installments in the inverse order of maturity; and to be allocated among the Lenders ratably in proportion to the amounts described in this clause (ii) payable to them;

                        (iii) Then, to such Persons as may be legally entitled
            thereto.

                  (4) Following the occurrence of an Event of Default or acceleration of all Loans outstanding hereunder or termination of the commitments of the Lenders to advance Loans hereunder, all amounts received by the Administrative Agent on account of the Obligations shall be disbursed by the Administrative Agent as follows:

                        (i) First, to the payment of fees owing to and expenses
            incurred by the Administrative Agent, the Collateral Agent and the Lenders in the performance of their respective duties and enforcement of their respective rights under the Loan Documents, including, without limitation, all costs and expenses of collection, attorneys' fees, court costs and foreclosure expenses;

                        (ii) Then, to the Lenders, until all outstanding Loans
            and interest accrued thereon and all other Obligations have been paid in full, said amounts to be allocated first to interest and then, but only after all accrued interest has been paid in full, to principal of Loans and then, but only after all accrued interest and principal has been paid in full, to all other Obligations; and to be allocated among the Lenders ratably in proportion to the amounts described in this clause (ii) payable to them;

                        (iii) Then, to such Persons as may be legally entitled
            thereto.

            6(h) Reduction of Commitments. The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Credit Limit, or from time to time, permanently reduce the Aggregate Credit Limit; provided that (1) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. (Dallas time) five Business Days prior to the date of termination or reduction,
(2) any such partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (3) the Borrowers may not terminate or reduce the Aggregate Credit Limit if, after giving effect thereto and to any concurrent prepayments hereunder, the outstanding principal balance of the Loans would exceed the Aggregate Credit Limit, and (4) if, after giving effect to any reduction of the Aggregate Credit Limit, the Working Capital Credit Sublimit or the Swing Line Credit exceeds the Aggregate Credit Limit, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Credit Limit. Any reduction of the Aggregate Credit Limit shall be applied to the Maximum Commitment of each Lender according to its Percentage Share. All fees accrued until the effective date of any termination of the Aggregate Credit Limit shall be paid on the effective date of such termination and, in the case of a reduction in the Aggregate Credit Limit, the facility fee payable pursuant to Section 5(l) shall be reduced accordingly.

            6(i) Increase of Aggregate Credit Limit.

                  (1) Provided there exists no Event of Default or Potential Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may, from time to time, request an increase in the Aggregate Credit Limit by an amount (for all such requests) not exceeding $100,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, and (ii) the Borrowers may make a maximum of four such requests. At the time of delivering such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

                  (2) Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Maximum Commitment and, if so, whether by an amount equal to, greater than, or less than its Percentage Share of such requested increase. No Lender shall have any obligation to increase its Maximum Commitment. Any Lender not responding within such time period shall be deemed to have declined to increase its Maximum Commitment.

                  (3) The Administrative Agent shall promptly notify the Borrowers and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a Joinder Agreement.

                  (4) If the Maximum Aggregate Credit Limit is increased in accordance with this Paragraph 6(i), the Administrative Agent and the Borrowers shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date.

                  (5) As a condition precedent to such increase, each of the Loan Parties shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a duly authorized officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Paragraph 9 and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date and (B) no Event of Default or Potential Default exists. The Borrowers shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Paragraph 5(h)) to the extent necessary to keep the outstanding Loans ratable with any revised Percentage Share of the Lenders arising from any nonratable increase in the Aggregate Credit Limit under this paragraph.

            6(j) Obligations Joint and Several. The Borrowers represent and warrant that the Borrowers are Affiliates of each other and are engaged in complementary lines of business, that each Loan made hereunder will benefit each of the Borrowers and that such benefit will be reasonably equivalent to the liability of each of the Borrowers in respect of such Loan. Accordingly, the Borrowers request and agree that the Borrowers shall be jointly and severally liable for the payment and performance of all Loans and other Obligations, and that all representations, warranties and covenants made by the Borrowers hereunder or under any other Loan Document shall be made by the Borrowers jointly and severally. While such liability shall be joint and several, the Borrowers hereby agree among themselves that each of the Borrowers shall be liable as among themselves and the other Loan Parties only for its Proportionate Share of the Obligations. If at any time any of the Borrowers (the "Indemnified Borrower") makes any payment in respect of the Obligations (an "Indemnified Outlay"), the Indemnifying Borrower shall have the right to make demand on any or all of the other Borrowers (each an "Indemnifying Borrower") for the payment to the Indemnified Borrower of the amount (the "Excess Amount") by which the Indemnified Outlay exceeds the Indemnified Borrower's Proportionate Share of the Indemnified Outlay and thereupon the Indemnifying Borrowers upon which demand has been so made shall pay to the Indemnified Borrower the Excess Amount; provided that no Indemnifying Borrower shall be liable to pay to the Indemnified Borrower more than its Proportionate Share of the Excess Amount. The term "Proportionate Share," as used above, shall mean, with respect to any Indemnifying Borrower, the percentage derived by dividing (1) the amount of the Loans directly benefiting such Indemnifying Borrower, together with all accrued interest thereon and all other amounts owing under the Loan Documents in connection therewith plus the net worth of such Indemnifying Borrower by (2) the amount of all of the Obligations plus the combined net worth of the Borrowers, all as of a particular time. Each Borrower hereby subordinates the payment of any such Excess Amount, whenever arising, to the indefeasible payment in full of the Obligations to the Lenders. None of the Borrowers shall exercise any right of subrogation, contribution or similar right with respect to any payments of any such Excess Amount until all of the Obligations are indefeasibly paid in full to the Lenders. If any amounts are paid in violation of the foregoing, then such amounts shall be held by such Borrower in trust for the benefit of the Lenders.

            6(k) Foreign Lender Certifications. Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrowers and the Administrative Agent (1) two duly completed copies of the United States Internal Revenue Service Form W-8ECI or W-8BEN or successor applicable form, as the case may be, or other manner of certification, establishing that payments of interest hereunder are either not subject to or totally exempt from United States Federal withholding tax and (2) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrowers and the Administrative Agent two further copies of the said Form W-8ECI or W-8BEN and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrowers and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises each of the Borrowers and the Administrative Agent. Such Lender shall certify (1) in the case of a Form W-8ECI or W-8BEN, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (2) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withhold tax.

      7. Collateral Security; Guaranty; Additional Documents.

            7(a) Security Agreement. As collateral for the Obligations, the Borrowers shall execute and deliver to the Administrative Agent: (1) a Security Agreement, pursuant to which the Borrowers shall pledge, assign and grant to the Administrative Agent for the pro rata, pari passu benefit of the Lenders a first priority security interest in and lien upon the Collateral, and (2) such UCC financing statements as the Administrative Agent may reasonably require in order to cause such security interest to be perfected.

            7(b) Guaranty. As further security for the Obligations, the Borrowers shall cause AHMIC and AHMH to execute and deliver, a Guaranty.

            7(c) Further Documents. The Borrowers agree to execute and deliver, and to cause to be executed and delivered, to the Administrative Agent on behalf of the Lenders from time to time, at the Borrowers' expense, such confirmatory or supplementary security agreements, financing statements and other documents, instruments and agreements as the Administrative Agent may reasonably request, which are in the Administrative Agent's judgment reasonably necessary or desirable to obtain and maintain for the Lenders and the Administrative Agent the benefit of the Loan Documents and the Collateral.

      8. Conditions to Making of Loans.

            8(a) First Loan. The obligation of each Lender to make its initial Loan hereunder is subject to satisfaction of the following conditions precedent:

                  (1) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance satisfactory to the Administrative Agent:

                        (i)   A duly executed copy of this Agreement;

                        (ii)  A duly executed copy of the Security Agreement;

                        (iii) A duly executed copy of the Guaranty;

                        (iv)  Duly executed originals of each of the Notes;

                        (v) All financing statements and other documents, instruments and agreements, properly executed, as appropriate, deemed necessary or appropriate by the Administrative Agent, in its reasonable discretion, to create in favor of the Collateral Agent for the pro rata, pari passu benefit of the Lenders a first priority perfected security interest in and lien upon the Collateral;

                        (vi) Certified copies of resolutions of the Board of Directors of each of the Loan Parties approving the execution and delivery of the Loan Documents to which it is a party, the performance of the Obligations and the consummation of the transactions contemplated thereby;

                        (vii) A certificate of the Secretary or an Assistant
            Secretary of each of the Loan Parties certifying the names and true signatures of the officers of such Loan Party authorized to execute the Loan Documents to which it is a party;

                        (viii) A copy of the Articles or Certificate of
            Incorporation of each of the Loan Parties, certified by the Secretary of State of the state of its incorporation as of a recent date;

                        (ix) A copy of the Bylaws of each of the Loan Parties, certified by the Secretary or an Assistant Secretary of such Loan Party as of the date of this Agreement as being accurate and complete;

                        (x) A certificate of the appropriate Governmental Authority of each state in which each of the Loan Parties is required to be authorized to do business to the effect that such Loan Party is so qualified and in good standing as of a recent date;

                        (xi) A certificate executed by a duly authorized officer of each of the Loan Parties in the form of that attached hereto as Exhibit D dated as of the date of this Agreement;

                        (xii) A certificate of a Responsible Financial Officer
            of each of the Loan Parties, demonstrating in detail satisfactory to the Administrative Agent such Loan Party's compliance with the financial covenants set forth in Paragraphs 11(h), (i), (j) and (k) below at and as of June 30, 2004;

                        (xiii) Evidence satisfactory to the Administrative Agent
            that concurrently with the first Loan hereunder the Existing Credit Agreement is being terminated, all amounts due and owing thereunder or in connection therewith are being paid in full and all liens and security interests created thereunder or pursuant thereto are being released and discharged;

                        (xiv) Evidence in form and substance satisfactory to the
            Administrative Agent that AHMH is a MERS Member and that the Borrowers, as affiliates of AHMH, have been approved by MERS as authorized users of the MERS System pursuant to the membership of AHMH;

                        (xv) A duly executed copy of the Electronic Tracking Agreement;

                        (xvi) A certified corporate resolution adopted by board
            of directors of MERS appointing agents of AHMH to execute and deliver assignments of deeds of trust or mortgages on behalf of MERS;

                        (xvii) Such executed blank assignments of deeds of trust
            and mortgages as the Administrative Agent may request;

                        (xviii) Evidence satisfactory to the Administrative
            Agent of the payment of any fees required to be paid by the Borrowers hereunder or under the Fee Letter on or before the date hereof;

                        (xix) An opinion of counsel to the Loan Parties with
            respect to such matters as the Administrative Agent may request;

                        (xx) Evidence satisfactory to the Administrative Agent that each of the Funding Account and the Settlement Account has been opened;

                        (xxi) A duly completed and executed Borrowing Base
            Certificate dated as of the date of the first loan hereunder;

                        (xxii) An Appraisal of the Eligible Servicing Portfolio
            dated not more than thirty days prior to the date of the first Loan hereunder;

                        (xxiii) Copies of all policies and procedures related to
            the Borrowers' Hedging Arrangements;

                        (xxiv) Copies of all current underwriting and servicing
            guidelines and procedures; and

                        (xxv) Such other documents, instruments, agreements,
            certificates and evidences as the Administrative Agent may reasonably request.

                  (2) All acts and conditions precedent (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations of the Loan Parties, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

                  (3) All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Loan Documents, shall be satisfactory in form and substance to the Administrative Agent and the Lenders.

                  (4) Since December 31, 2003, there shall not have occurred a material adverse change in the business, assets, liabilities (actual or contingent), operations, financial condition, or business prospects of the Loan Parties taken as a whole.

Without limiting the generality of the provisions of Paragraph 13(d), for purposes of determining compliance with the conditions specified in this Paragraph 8(a), each Lender that has signed this Agreement shall be deemed to have consented to, approved, or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

            8(b) Ongoing Loans. As conditions precedent to each Lender's obligation or agreement to make any Loan hereunder (other than any Warehouse Loan advanced by the Lenders to repay any Swing Line Loan, subject to the provisos set forth in Paragraph 4(f)), including the first Loan and including the conversion of any Loan from or into a Eurodollar Loan or the continuation of any Eurodollar Loan after the end of the applicable Interest Period, at and as of the date of the funding, conversion, or continuation:

                  (1) There shall have been delivered to the Administrative Agent a Loan and/or Interest Rate Election Request therefor and, if such Loan and/or Interest Rate Election Request requests a Loan, a Borrowing Base Certificate dated as of the date of the requested Loan;

                  (2) The representations and warranties of the Borrowers contained in the Loan Documents shall be true and correct in all material respects as if made on and as of the date of such funding, conversion or continuance (except to the extent that they were expressly made with respect to an earlier date, in which case they were true and correct in all material respects as of such earlier date);

                  (3) There shall not have occurred and be continuing an Event of Default or Potential Default;

                  (4) Following the funding of the requested Loan:

                        (i) The aggregate principal amount of Loans advanced by
            any Lender will not exceed its respective Maximum Commitment;

                        (ii) (A) The aggregate principal amount of Loans
            outstanding will not exceed the Aggregate Credit Limit; (B) the applicable limitations of Paragraphs 1(a), 2(a), 3(a), 4(a) and 6(d) will not be exceeded; (C) the aggregate principal amount of Warehouse Loans and Swing Line Loans outstanding will not exceed the Collateral Value of the Warehouse Borrowing Base; (D) the aggregate principal amount of Servicing Rights Loans outstanding will not exceed the Collateral Value of the Servicing Rights Borrowing Base; and (E) the aggregate principal amount of Working Capital Loans outstanding will not exceed the Collateral Value of the Working Capital Borrowing Base; and

                  (5) Since December 31, 2003, there shall not have occurred a material adverse change in the business, assets, liabilities (actual or contingent), operations, financial condition, or business prospects of the Loan Parties taken as a whole.

                  (6) By inclusion of any Mortgage Loan, REO Property, Servicing Receivable, or Servicing Right, as applicable, in any computation of the Collateral Value of the Warehouse Borrowing Base, the Collateral Value of the Servicing Rights Borrowing Base, or the Collateral Value of the Working Capital Borrowing Base, as applicable, on any Borrowing Base Certificate delivered to the Collateral Agent or the Administrative Agent, the Borrowers shall be deemed to represent and warrant to the Administrative Agent, the Collateral Agent, and the Lenders at and as of the date of such computation that each of the criteria specifically set forth in the respective definitions of each Collateral Type is true and correct; provided that, in the event that any Mortgage Loan, REO Property, Servicing Receivable, or Servicing Right fails to meet the criteria set forth in the respective definitions of such Collateral Type, such Collateral Type shall be deemed to have an Appraisal Value or Unit Collateral Value (as the case may be) of $0, but such failure shall not, in and of itself, constitute an Event of Default. This representation and warranty by the Borrowers shall be deemed to have been made on any day that a Warehouse Loan is made to refund a Swing Line Loan.

By delivering a Loan and/or Interest Rate Election Request to the Administrative Agent hereunder, the Borrowers shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in subparagraphs
(b)(2) through (b)(5) above.

      9. Representations and Warranties of the Borrowers. As an inducement to the Administrative Agent and each Lender to enter into this Agreement and to make Loans as provided herein, the Borrowers represent and warrant to the Administrative Agent and each Lender that:

            9(a) Financial Condition. The consolidated and consolidating financial statements of AHMIC dated the Statement Date and the Interim Date, copies of which have heretofore been furnished to each Lender, are true and correct and present fairly in accordance with GAAP the financial condition of each of the Loan Parties and, as applicable, its Subsidiaries at such dates and the results of their operations and changes in financial position for the fiscal periods then ended, subject, in the case of the Interim Date financial statements, to normal year-end adjustments.

            9(b) No Change. Since the Statement Date there has been no material adverse change in the business, assets, liabilities (actual or contingent), operations, financial condition or business prospects of the Loan Parties taken as a whole.

            9(c) Corporate Existence; Compliance with Law. Each of the Loan Parties (1) is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation as reflected in the preamble to, or elsewhere in, this Agreement, and is qualified to do business in such state and in each other jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could reasonably be expected to have a Material Adverse Effect, (2) has the corporate power and authority to own and operate its property and to conduct business in the manner in which it does and proposes so to do, and (3) is in compliance with all Requirements of Law and Contractual Obligations if the failure to so comply could reasonably be expected to have a Material Adverse Effect.

            9(d) Corporate Power; Authorization; Enforceable Obligations. Each of the Loan Parties has the corporate power and authority to execute, deliver and perform the Loan Documents to which it is a party and to obtain extensions of credit hereunder (in the case of the Borrowers), and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents and the borrowings hereunder (in the case of the Borrowers). The Loan Documents to which it is a party have been duly executed and delivered by each of the Loan Parties and constitute the legal, valid and binding obligations of the Loan Parties party thereto, enforceable against such Loan Parties in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

            9(e) No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law applicable to, or any Contractual Obligation of, or the articles or certificate of incorporation or bylaws of, any of the Loan Parties or create or result in the creation of any Lien (except the Lien created by the Security Agreement) on any assets of any of the Loan Parties.

            9(f) No Material Litigation. Except as disclosed on Schedule IV hereto, no litigation, investigation or proceeding of or before any arbitrator, court or Governmental Authority is pending (or, to the knowledge of any of the Borrowers, threatened) by or against any of the Loan Parties or any of its Subsidiaries or against any of such parties' properties or revenues which is reasonably likely to be adversely determined and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

            9(g) Taxes. Each of the Loan Parties and its Subsidiaries have filed or caused to be filed in a timely manner all tax returns (or timely extensions therefor) that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property prior to the time that a penalty arises with respect thereto, other than taxes which are being contested in good faith by appropriate proceedings and as to which the applicable Loan Party or Subsidiary has established adequate reserves in conformity with GAAP.

            9(h) Investment Company Act. None of the Borrowers is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            9(i) Subsidiaries. Attached hereto as Schedule V is an accurate and complete list of all Subsidiaries of each of the Loan Parties existing on the Effective Date, their respective jurisdictions of incorporation and the percentage of their capital stock owned by each of the Loan Parties or its Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

            9(j) Federal Reserve Board Regulations. None of the Borrowers is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation
U. No part of the proceeds of any Loan will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

            9(k) ERISA. Each of the Loan Parties and its Subsidiaries are in compliance in all material respects with the requirements of ERISA and no Reportable Event has occurred under any Plan maintained by any of the Loan Parties or its Subsidiaries which could reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA.

            9(l) Assets; Insurance. Each of the Loan Parties and its Subsidiaries have good and marketable title to all property and assets reflected in the financial statements referred to in Paragraph 9(a), except property and assets sold or otherwise disposed of in the ordinary course of business subsequent to the respective dates thereof. Except as permitted under Paragraph 11(a), neither any of the Loan Parties nor its Subsidiaries has outstanding Liens on any of its properties or assets nor are there any security agreements to which any of the Loan Parties or its Subsidiaries is a party, or title retention agreements, whether in the form of leases or otherwise, of any personal property. Each of the Loan Parties and its Subsidiaries maintains insurance with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, including, without limitation, errors and omissions coverage and fidelity coverage.

            9(m) Securities Acts. Neither any of the Loan Parties nor its Subsidiaries has issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation or requirement under the Act or the Securities Exchange Act of 1934, as amended. None of the Borrowers is required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes.

            9(n) Consents, etc. Except for consents, approvals and authorizations previously obtained, no consent, approval or authorization of, or registration, declaration or filing with, any Person is required in connection with the execution and delivery by any of the Loan Parties of the Loan Documents to which it is a party or the borrowings hereunder (other than filings to perfect the Liens granted by the Borrowers pursuant to the Security Agreement) or the performance by any of the Loan Parties of or compliance by any of the Loan Parties with the terms, provisions and conditions hereof or thereof.

            9(o) REIT Status. AHMIC is a REIT. AHMH is a taxable REIT Subsidiary of AHMIC. AHMS and AHMC are taxable REIT Subsidiaries of AHMH. AHMA is a qualified REIT Subsidiary of AHMIC. Each of AHMIC, AHMH, AHMS, AHMC and AHMA is in compliance with the provisions of the Internal Revenue Code of 1986, as amended, governing its REIT status.

            9(p) Full Disclosure. No information, exhibit or report furnished by or on behalf of any of the Loan Parties to the Administrative Agent or any of the Lenders in connection with the execution and delivery of the Loan Documents or pursuant to the requirements of the Loan Documents contained or contains any material misstatement of fact or omitted or omits to state a material fact or any fact necessary to make the statements contained therein not misleading, and there is no fact known to any of the Borrowers that has not been disclosed to the Administrative Agent in writing that could reasonably be expected to have a Material Adverse Effect.

            9(q) Seller/Servicer Status. Except as otherwise designated, each of AHMC, AHMS, and AHMA is (1) a HUD-approved mortgagee, eligible to originate, purchase, hold, sell and service FHA fully insured Mortgage Loans (other than AHMA), (2) a GNMA-approved seller/servicer of Mortgage Loans and issuer of Mortgage-Backed Securities guaranteed by GNMA (other than AHMA), (3) a FNMA-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to FNMA (other than AHMA), (4) a FHLMC approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to FHLMC, and (5) a VA-approved mortgagee and lender in good standing under the VA loan guarantee program, eligible to originate, purchase, hold, sell and service VA-guaranteed Mortgage Loans (other than AHMA). AHMS is licensed and/or approved as a seller/servicer under state-sponsored residential housing agencies in each state where the failure to be so licensed and/or approved could adversely affect Servicing Rights having an aggregate Collateral Value of more than $5,000,000 of the aggregate Collateral Value of all Servicing Rights.

            9(r) Environmental Matters. The Loan Parties have reasonably concluded that there could not reasonably be a Material Adverse Effect based on any violation of any environmental law in connection with the conduct of their respective businesses, operations, and properties.

            9(s) No Default. No Event of Default or Potential Default has occurred and is continuing.

            9(t) MERS Membership. As of the Effective Date, AHMH is a MERS Member, the Borrowers are authorized users of the MERS System pursuant to the membership of AHMH, and AHMH and the Borrowers are in compliance with all terms and conditions of membership in MERS.

      10. Affirmative Covenants. The Borrowers hereby covenant and agree with the Administrative Agent and each Lender that, as long as any Obligations remain unpaid or any Lender has any obligation to make Loans hereunder and thereafter as provided in Paragraphs 10(g) and 10(j), each of the Borrowers shall:

            10(a) Financial Statements. Furnish or cause to be furnished (either electronically with receipt confirmation or otherwise) to the Administrative Agent (and Administrative Agent shall deliver or make available to each Lender):

                  (1) Promptly after available, but in any event within 90 days after the end of each fiscal year of AHMIC, a consolidated and consolidating balance sheet of AHMIC and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case the corresponding figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP and with any FNMA, FHLMC and GNMA requirements, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of national standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or exception as to the scope of such audit;

                  (2) Promptly after available, but in any event within 45 days after the end of each calendar month of each fiscal year of AHMIC, a consolidated and consolidating balance sheet of AHMIC and its Subsidiaries as at the end of such fiscal month, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal month and for the portion of AHMIC's fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal month of the previous fiscal year, all in reasonable detail, certified by a Responsible Financial Officer of AHMIC in the accompanying Covenant Compliance Certificate as fairly presenting the financial condition, results of operation, shareholders' equity and cash flows of AHMIC and its Subsidiaries in accordance with GAAP and with any FNMA, FHLMC and GNMA requirements, subject only to normal year-end audit adjustments and the absence of footnotes;

                  (3) With each financial statement delivered pursuant to clause
      (1) and (2) preceding, an updated Schedule VIII and a Covenant Compliance Certificate executed by a Responsible Financial Officer of AHMIC demonstrating in detail satisfactory to the Administrative Agent compliance with the financial covenants set forth in Paragraphs 11(h),
      (i), (j) and (k); and

            10(b) Certificates; Reports; Other Information. Furnish or cause to be furnished (either electronically with receipt confirmation or otherwise) to the Administrative Agent (and Administrative Agent shall deliver or make available to each Lender):

                  (1) At the time any such report is filed with the Securities and Exchange Commission (and which delivery may be electronic with confirmation of receipt), a copy of AHMIC's annual 10-K report, proxy statements, quarterly 10-Q reports and any 8-K report as so filed;

                  (2) Daily, a Borrowing Base Report with respect to the Warehouse Borrowing Base;

                  (3) On each day on which a Servicing Rights Loan is requested, and within two days after the Borrowers' receipt of an Appraisal of the Eligible Servicing Portfolio, a Borrowing Base Certificate with respect to the Servicing Rights Borrowing Base;

                  (4) Daily by 10:00 a.m. (Dallas time), so long as any Working Capital Loan is outstanding, and, otherwise, within ten days after the last day of each month, a Borrowing Base Certificate with respect to the Working Capital Borrowing Base that, among other things, specifically lists each Securitization Receivable and the owner of the Mortgage-Backed Security under which the Securitization Receivable arises;

                  (5) Within 45 days after the last day of each month, a servicing report, in form and substance reasonably satisfactory to the Administrative Agent, with respect to Mortgage Loans serviced by any of the Borrowers under Servicing Contracts or subserviced by any of the Borrowers under Sub-Servicing Contracts, including with respect to Mortgage Loans that are part of the Warehouse Borrowing Base as of such last day;

                  (6) Within 30 days after the last day of each month, an Appraisal of the Eligible Servicing Portfolio as of such last day;

                  (7) Within 15 days after the last day of each month, a loan production report, in form and substance reasonably satisfactory to the Administrative Agent, with respect to Mortgage Loans originated and closed or purchased by any of the Borrowers during such month;

                  (8) Within 15 days after the last day of each month, a commitment summary and pipeline report, in form and substance reasonably satisfactory to the Administrative Agent, as of such last day;

                  (9) Promptly after the receipt thereof, true and correct copies of all audits and reports prepared by or on behalf of FNMA, FHLMC, GNMA, FHA, VA or HUD relating to the operations or lending or servicing practices of any of the Borrowers or relating to any licenses or approvals issued to any of the Borrowers by FNMA, FHLMC, GNMA, FHA, VA or HUD;

                  (10) Promptly after entering into any Servicing Contract after the Effective Date that will be valued in determining the Collateral Value of the Servicing Rights Borrowing Base, a consent from the investor party to such Servicing Contract consenting to the Lien in favor of the Administrative Agent in the rights of the applicable Borrower under such Servicing Contract;

                  (11) Within 15 days after the last day of each month, an REO Property sales report, in form and substance reasonably satisfactory to the Administrative Agent, with respect to REO Property sold during such month;

                  (12) Within 15 days after the last day of each month, a delinquency and foreclosure report, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the status of Mortgage Loans serviced or subserviced by any of the Borrowers that are delinquent more than 30 days or in the process of foreclosure, including such Mortgage Loans that are part of the Eligible Servicing Portfolio;

                  (13) Within 15 days after the last day of each month, a Hedging Arrangement report, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the Hedging Arrangements of the Borrowers in effect as of such last day;

                  (14) Within 15 days after the last day of each month, a Mortgage Loan repurchase report, in form and substance reasonably satisfactory to the Administrative Agent, with respect to Mortgage Loans repurchased during such month by any of the Borrowers from an investor or out of a pool supporting a Mortgage-Backed Security pursuant to a Servicing Contract or otherwise;

                  (15) Within 40 days after the last day of each month, a Servicing Receivable report, in form and substance reasonably satisfactory to the Administrative Agent, with respect to advances made by any of the Borrowers during such month that gave rise to Servicing Receivables;

                  (16) Within 15 days after the last day of each month, a Permitted Other Debt and Permitted Other Secured Debt report, in form and substance reasonably satisfactory to the Administrative Agent, with respect to Permitted Other Debt and Permitted Other Secured Debt outstanding on such last day of such immediately preceding month;

                  (17) Within 30 days after the last day of each March and September, an "agreed-upon procedures report," in form and substance reasonably satisfactory to the Administrative Agent, with respect to advances made by any of the Borrowers that give rise to Servicing Receivables, prepared by a nationally recognized firm of independent public accountants reasonably acceptable to the Administrative Agent in accordance with procedures, guidelines and standards mutually agreeable to the Borrowers and the Administrative Agent; and

                  (18) Promptly, such additional financial and other information, including, without limitation, financial statements of any of the Loan Parties and information regarding the Collateral as any Lender, through the Administrative Agent, may from time to time reasonably request, including, without limitation, such information as is necessary for any Lender to participate out any of its interests in Loans hereunder or to enable an Eligible Assignee to become a party hereto and information relating to the risk management policies of the Loan Parties.

The Borrowers hereby acknowledge that (i) the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, "Loan Party Materials") by posting the Loan Party Materials on IntraLinks or another similar electronic system (the "Platform") and (ii) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a "Public Lender"). The Borrowers hereby agree that (w) all Loan Party Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Loan Party Materials "PUBLIC," the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Loan Party Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws; (y) all Loan Party Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor," and (z) the Administrative Agent shall be entitled to treat any Loan Party Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor." All Loan Party Materials not specifically designated as "PUBLIC" shall be considered non-public, other than 10-K reports, 10-Q reports, and 8-K and other reports filed with the Securities and Exchange Commission.

            10(c) Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity or before it becomes delinquent, defaulted or accelerated, as the case may be, all its Indebtedness (including taxes), except: (1) Indebtedness being contested in good faith by appropriate proceedings so long as adequate reserves are being maintained for the payment thereof in accordance with GAAP and (2) Indebtedness consisting of taxes so long as the same are paid prior to the time that a penalty arises with respect thereto or are being contested in good faith by appropriate proceedings and adequate reserves are being maintained for the payment thereof in accordance with GAAP; provided that the failure to have paid such taxes has not resulted in the existence of a Lien on any Collateral included in the computation of the Collateral Value of the Warehouse Borrowing Base, the Collateral Value of the Servicing Rights Borrowing Base or the Collateral Value of the Working Capital Borrowing Base.

            10(d) Maintenance of Existence and Properties. Maintain its corporate existence and obtain and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary or desirable in the normal conduct of its business, including, without limitation, all approvals with respect to GNMA, FNMA, FHLMC, HUD, FHA and VA, and comply with each Contractual Obligation of and Requirement of Law applicable to any of the Borrowers, the failure to maintain or comply with which could reasonably be expected to have a Material Adverse Effect.

            10(e) Inspection of Property; Books and Records; Audits.

                  (1) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law applicable to any of the Borrowers shall be made of all dealings and transactions in relation to its business and activities; and

                  (2) Permit representatives of the Administrative Agent or any Lender to: (i) visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and upon not less than 48 hours prior notice (which may be telephonic) and as often as may reasonably be desired by the Administrative Agent or any Lender (but, so long as no Event of Default exists, no more frequently than one time per calendar quarter), (ii) discuss the business, operations, properties and financial and other condition of any of the Loan Parties with officers and employees of such parties, and with their independent certified public accountants, and
      (iii) conduct periodic operational audits of any of the Borrowers' business and/or operations at any reasonable time during normal business hours and upon not less than 48 hours prior notice (which may be telephonic) and as often as may reasonably be desired by the Administrative Agent or any Lender (but, so long as no Event of Default exists, no more frequently than one time per calendar quarter).

            10(f) Notices. Promptly give written notice to the Administrative Agent of:

                  (1) The occurrence of any Potential Default (of which any Loan Party has knowledge or should be aware) or Event of Default;

                  (2) Any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, a Contractual Obligation of any of the Loan Parties, (ii) any adverse judgment in excess of $5,000,000 resulting from any litigation or proceeding affecting any of the Loan Parties or any investigation affecting any of the Loan Parties by any Governmental Authority, including any litigation, proceeding or investigation involving any environmental laws, and (iii) any Reportable Event or any other noncompliance with the requirements of ERISA applicable to any Plan maintained by any of the Loan Parties;

                  (3) The receipt by any Loan Party of any notice from any investor under a Servicing Contract or any Primary Servicer under a Sub-Servicing Contract that alleges that such Loan Party is in material default under such Servicing Contract or Sub-Servicing Contract or which terminates or threatens to terminate such Servicing Contract or Sub-Servicing Contract, if the aggregate principal amount of Mortgage Loans serviced under the affected Servicing Contract or Sub-Servicing Contract exceeds 5% of the Eligible Servicing Portfolio;

                  (4) The suspension, revocation or termination of any of the Borrowers' status described in Paragraph 9(q);

                  (5) The receipt by any Loan Party of any notice from any investor under a Take-Out Commitment or a counterparty under a Hedging Arrangement covering Collateral with an aggregate Fair Market Value of more than $5,000,000, that alleges that such Loan Party is in default under such Take-Out Commitment or Hedging Arrangement or that terminates or threatens to terminate such Take-Out Commitment or Hedging Arrangement;

                  (6) Any written notice from MERS of a default with respect to or cancellation of any of AHMH's or the Borrowers' MERS membership; and

                  (7) Any change in the Chief Executive Officer or Chief Financial Officer of any of the Loan Parties.

            10(g) Expenses. Pay (1) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery, and administration of this Agreement and the other Loan Documents or any amendments, modifications, or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (2) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any outside counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Paragraph, or (B) in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring, or negotiations in respect of such Loans. The obligations of the Borrowers under this Paragraph 10(g) shall be effective and enforceable whether or not any Loan is advanced by any Lender hereunder and shall survive payment of all other Obligations.

            10(h) Loan Documents. Comply with all terms and conditions of the Loan Documents.

            10(i) Insurance. Obtain and maintain insurance with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, including, without limitation, errors and omissions coverage and fidelity coverage, and furnish the Administrative Agent on request full information as to all such insurance.

            10(j) Indemnification. Indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities and related expenses (including the fees, charges, and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any presence or release of hazardous materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any environmental liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any claim, litigation, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach of such Indemnitee's obligations hereunder or under any other Loan Document, if such Borrower or other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; or (z) result from a claim brought by an Indemnitee against any other Indemnitee for breach of such Indemnitee's obligations hereunder or under any other Loan Document, if such Borrower or other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The indemnification obligations of the Borrowers under this Paragraph 10(j) shall survive termination of this Agreement and payment in full of the Obligations.

            10(k) Payments to Settlement Account. Direct each purchaser of any REO Property to pay the purchase price for such REO Property directly to the Settlement Account.

            10(l) Compliance with Laws. Comply with all Requirements of Law to the extent that any failure to do so could reasonably be expected to have a Material Adverse Effect.

            10(m) MERS.

                  (1) Subject to the proviso in Paragraph 11(o), at all times, maintain its status as a MERS Member (or as an authorized user of the MERS System) and at all times remain in compliance with all terms and conditions of membership in MERS, including the MERSCORP, Inc. "Rules of Membership" most recently promulgated by MERSCORP, Inc., the "MERS Procedures Manual" most recently promulgated by MERS, and any and all other guidelines or requirements set forth by MERS or MERSCORP, as each of the foregoing may be modified from time to time, including, but not limited to, compliance with guidelines and procedures set forth with respect to technological capabilities, drafting and recordation of deeds of trust or mortgages, registration of deeds of trust or mortgages on the MERS System, including registration of the interest of the Administrative Agent and the Lenders in such mortgages and membership requirements.

                  (2) Promptly, upon the request of the Administrative Agent, execute and deliver to the Administrative Agent an assignment of mortgage, in blank, with respect to any MERS Mortgage that the Administrative Agent reasonably determines shall be removed from the MERS System.

                  (3) Upon the registration of any Mortgage on the MERS System, designate the Collateral Agent in the Custodian Category and the Administrative Agent in the Interim Funder Category with respect to such Mortgage.

                  (4) Not de-register or attempt to de-register any deed of trust or mortgage from the MERS System unless the Borrowers have complied with the requirements set forth in the Electronic Tracking Agreement and the requirements hereof and the Security Agreement relating to a release of Collateral.

                  (5) Employ officers who have the authority, pursuant to a corporate resolution of MERS, to execute assignments of deeds of trust and mortgages in the name of MERS in the event de-registration of a deed of trust or mortgage from the MERS System is necessary or desirable.

                  (6) Execute and deliver to the Administrative Agent such blank assignments of deeds of trust and mortgages as the Administrative Agent may require.

            10(n) Risk Management Policies. Maintain Hedging Arrangements in accordance with its written risk management policies that are designed to reduce changes in the value of its assets, including the Collateral, and other interest rate risks caused by interest rate fluctuations, such Hedging Arrangements and other policies to be in form and substance acceptable to the Administrative Agreement, and furnish a copy of any modifications thereto or renewals thereof to the Administrative Agent.

            10(o) Shipment of Collateral. Direct the Collateral Agent to deliver Mortgage Loans included in the Warehouse Borrowing Base only to Approved Investors or otherwise consistent with the provisions of the Loan Documents.

            10(p) Compliance with Lending Regulations. Require the originator of each Mortgage Loan to represent, with respect to each Eligible Mortgage Loan that such Eligible Mortgage Loan has been originated in compliance with all requirements of any federal, state or local law which may be applicable to such Mortgage Loan (including, without limitation, all usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws), and that such Mortgage Loan is not a "high cost" loan (as such term may be defined in any applicable federal, state or local law, including, without limitation, HOEPA).

      11. Negative Covenants. The Loan Parties hereby agree that, as long as any Obligations remain unpaid or any Lender has any obligation to make Loans hereunder, none of the Loan Parties shall, nor shall any of the Loan Parties permit any Subsidiary of any of the Loan Parties to, at any time, directly or indirectly:

            11(a) Liens. Create, incur, assume or suffer to exist, any Lien upon the Collateral except as contemplated by the Security Agreement; or create, incur, assume or suffer to exist any Lien upon any of its other property and assets (including servicing rights) except:

                  (1) Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided the applicable Loan Party shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

                  (2) Liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of the applicable Loan Party's business;

                  (3) Purchase money security interests for property hereafter acquired, conditional sale agreements, or other title retention agreements, with respect to property hereafter acquired; provided, however, that no such security interest or agreement shall affect any servicing rights or extend to any property other than the property acquired;

                  (4) Nonconsensual Liens, and Liens created by delinquent real estate taxes or delinquent condominium charges, on REO Property, which do not materially affect the value or marketability of such REO Property or a Borrower's title thereto; and

                  (5) Liens securing Permitted Other Secured Debt.

            11(b) Indebtedness. Create, incur, assume or suffer to exist, or otherwise become or be liable in respect of, any Indebtedness except:

                  (1) The Obligations;

                  (2) Trade debt incurred in the ordinary course of business, paid within 90 days after the same has become due and payable or which is being contested in good faith by appropriate proceedings so long as adequate reserves are being maintained for the payment thereof in accordance with GAAP;

                  (3) Contingent obligations and off-balance sheet Indebtedness not to exceed $5,000,000 in the aggregate to the extent such contingent obligations or other Indebtedness would not be recorded as a liability on the consolidated balance sheet of AHMIC.

                  (4) Indebtedness secured by Liens permitted under Paragraph 11(a); and

                  (5) Permitted Other Debt, including Permitted Other Secured Debt.

            11(c) Consolidation and Merger. Liquidate or dissolve, or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination unless: (1) the Loan Party or Subsidiary, as applicable, involved therewith remains as a separate surviving corporation following any such consolidation, merger, partnership, joint venture, syndicate or other combination, and (2) no Potential Default or Event of Default would exist after giving effect to such consolidation, merger, partnership, joint venture, syndicate or other combination.

            11(d) Acquisitions. Purchase or acquire or incur liability for the purchase or acquisition of any or all of the assets or business of any Person, other than, so long as no Event of Default or Potential Default would exist after giving effect thereto, (i) in the ordinary course of business (it being expressly agreed and understood that acquisitions of Mortgage Loans and Servicing Rights and servicing rights under Sub-Servicing Contracts and of Persons owning Mortgage Loans and Servicing Rights and servicing rights under Sub-Servicing Contracts are ordinary course of business activities), or (ii) the purchase or acquisition of other assets or businesses which are the same or similar to current business activities of the Loan Parties or are businesses or assets closely related to the current businesses of the Loan Parties; provided, however, that in the case of clause (ii) the aggregate purchase price of all such purchases or acquisitions shall not exceed $25,000,000 from and after the date of this Agreement.

            11(e) Payment of Dividends. (1) Repurchase any of its capital stock,
(2) declare or pay any dividends upon any shares of any Loan Party's stock now or hereafter outstanding, except dividends payable in the capital stock of the applicable Loan Party, or make any distribution of assets to its stockholders as such, whether in cash, property or securities, except to the extent necessary to maintain the REIT status described in Paragraph 9(o) or as otherwise reasonably necessary to obtain favorable tax and/or financial treatment for the conduct of their businesses, but only so long as no Event of Default or Potential Default then exists or would arise as a result of a payment thereof.

            11(f) Investments; Advances. Make or commit to make any advance, loan or extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person, other than in the ordinary course of business (which shall include investments in newly formed Subsidiaries, but only so long as the aggregate capital contributions or other investments in all such Subsidiaries does not exceed $2,500,000 after the Effective Date), but only so long as no Event of Default or Potential Default would exist after giving effect thereto.

            11(g) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its assets (other than (i) obsolete or worn out property, (ii) to another Loan Party, or (iii) assets having an aggregate net book value not to exceed $2,500,000), whether now owned or hereafter acquired, other than in the ordinary course of business and at fair market value (it being expressly agreed and understood that the sale or other disposition of Mortgage Loans with or without servicing released, Mortgage-Backed Securities, REO Properties, Servicing Rights and servicing rights under Sub-Servicing Contracts are ordinary course of business activities), but only so long as no Event of Default or Potential Default would exist after giving effect thereto.

            11(h) Minimum Tangible Net Worth.

                  (1) Permit at any time the Tangible Net Worth of AHMIC to be less than $530,000,000, plus 75% of the Net Cash Proceeds of any capital stock (including preferred stock) issued by AHMIC after June 30, 2004.

                  (2) Permit at any time the Tangible Net Worth of AHMS to be less than $30,000,000.

                  (3) Permit at any time the Tangible Net Worth of AHMC to be less than $21,000,000.

                  (4) Permit at any time the Tangible Net Worth of AHMA to be less than $41,000,000.

                  (5) Permit at any time the Tangible Net Worth of AHMS, AHMC and AHMA, on a combined basis, to be less than $147,000,000.

            11(i) Collateral Value to Adjusted Consolidated Funded Debt Ratio. Permit at any time the ratio of the Aggregate Collateral Value to the Adjusted Consolidated Funded Debt of AHMIC to be less than 1.00 to 1.00.

            11(j) Maximum Servicing Delinquency and Foreclosure Percentages.

                  (1) Permit the Borrowers' Servicing Delinquencies, on a combined basis, at any time to be greater than 6% of the Eligible Servicing Portfolio (without regard to the Servicing Delinquencies with respect to Bond Program Mortgage Loans).

                  (2) Permit the Borrowers' Servicing Foreclosures, on a combined basis at any time, to be greater than 2% of the Eligible Servicing Portfolio (without regard to the Servicing Foreclosures with respect to Bond Program Mortgage Loans).

            11(k) Minimum Net Income. Permit the cumulative consolidated net income of AHMIC, determined in accordance with GAAP, to be less than $1.00 during any two consecutive fiscal quarters ending after June 30, 2004.

            11(l) Modification of Policies and Procedures. Make any change in
(1) its underwriting or servicing policies and procedures or (2) its hedging policies relating to Mortgage Loans and other assets and interest rates, as such are in effect on the Effective Date, which in any case could be reasonably expected to have a Material Adverse Effect.

            11(m) Transactions with Affiliates. Purchase, acquire or lease any property from, or sell, transfer or lease any property to, lend or advance any money to, borrow any money from, guarantee any obligation of (except to the extent otherwise permitted under this Agreement), acquire any stock, obligations or securities of, or enter into any management or similar fee arrangement with, any Affiliate (other than a Subsidiary), other than on an arms-length basis upon terms and conditions comparable to those that could be reached with an unaffiliated third party.

            11(n) MERS. Fail to maintain its status as a MERS Member (or as an authorized user of the MERS System) or at any time fail to remain in full compliance with all terms and conditions of membership in MERS, including the MERSCORP, Inc. "Rules of Membership" most recently promulgated by MERSCORP., Inc., the "MERS Procedures Manual" most recently promulgated by MERS, and any and all other guidelines or requirements set forth by MERS or MERSCORP, as each of the foregoing may be modified from time to time, including, but in no way limited to compliance with guidelines and procedures set forth with respect to technological capabilities, drafting and recordation of deeds of trust or mortgages, registration of deeds of trust or mortgages on the MERS System, including registration of the interest of the Administrative Agent and the Lenders in such mortgages and membership requirements; provided, however, that any of the Borrowers may resign from the MERS System (or cease to be an authorized user of the MERS System) so long as the applicable Borrower has delivered to the Administrative Agent: (1) written notice that the applicable Borrower intends to resign from the MERS System (or cease to be an authorized user of the MERS System) no later than 60 days prior to the proposed effective date of such resignation or cessation, and (2) such evidence as the Administrative Agent may request that upon the effective date of the applicable Borrower's resignation from the MERS System (or cessation as an authorized user of the MERS System) and at all time thereafter, no deed of trust or mortgage shall be registered to the applicable Borrower on the MERS System unless the applicable Borrower shall be a MERS Member (or an authorized user of the MERS System).

            11(o) REIT Status. Fail or permit any of the Loan Parties to fail to maintain the taxable or qualified REIT status, as the case may be, described in Paragraph 9(o).

            11(p) Seller/Servicer Status. Fail or permit any of the Loan Parties to fail to maintain their respective status described in Paragraph 9(q).

            11(q) Mandatory Commitments. Fail to hold Take-Out Commitments and/or Hedging Arrangements in an aggregate amount necessary to provide for the aggregate Unit Collateral Value of all Mortgage Loans included in the Warehouse Borrowing Base.

      12. Events of Default. Upon the occurrence of any of the following events (an "Event of Default"):

            12(a) Any of the Borrowers shall fail to pay (1) when and as required to be paid herein, any amount of principal of any Loan, (2) within three days after the same becomes due, any interest on any Loan or any fee due hereunder or (3) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document.

            12(b) Any representation or warranty made or deemed made by any of the Borrowers in any Loan Document or in connection with any Loan Document shall be inaccurate or incomplete in any respect on or as of the date made or deemed made; or

            12(c) Any of the Borrowers shall fail to maintain its corporate existence (except as permitted in Paragraph 11(c)), or shall fail to observe or perform any covenant or agreement contained in Paragraph 6(a), Paragraph 10(f)(1) or Paragraph 11; or

            12(d) Any of the Borrowers shall fail to observe or perform any other term or provision contained in the Loan Documents and such failure shall continue for 30 days; or

            12(e) Any of the Loan Parties shall default in any payment of principal of or interest on any Indebtedness (other than the Obligations) having a principal balance of $1,500,000 or any other event shall occur, the effect of which other event is to cause or permit such Indebtedness to be declared or otherwise to become due prior to its stated maturity (after giving effect to any applicable cure periods); or

            12(f) (1) Any of the Loan Parties shall commence any case, proceeding or other action (i) under any existing or future law of any applicable jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any of the Loan Parties shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced involuntarily against any of the Loan Parties any case, proceeding or other action of a nature referred to in clause
(1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of 60 days; or (3) there shall be commenced against any of the Loan Parties any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within 60 days from the entry thereof; or (4) any of the Loan Parties shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in (other than in connection with a final settlement), any of the acts set forth in clauses (1), (2) or (3) above; or (5) any of the Loan Parties shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            12(g) (1) Any of the Loan Parties shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any Plan of any of the Loan Parties, (2) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or nor waived, shall exist with respect to any Plan, (3) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan of any of the Loan Parties, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for 30 days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be,
(4) any Single Employer Plan of any of the Loan Parties shall terminate for purposes of Title IV of ERISA, (5) any withdrawal liability to a Multiemployer Plan of any of the Loan Parties shall be incurred by any of the Loan Parties or
(6) any other event or condition shall occur or exist; and in each case in clauses (1) through (6) above, such event or condition, together with all other such events or conditions, if any, is likely to subject any of the Loan Parties to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of any of the Loan Parties; or

            12(h) Any final money judgment or decree in the amount of $5,000,000 or more shall be entered against any of the Loan Parties and shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty
(60) days from the entry thereof; or

            12(i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction of the Obligations, or any Lien created thereunder, ceases to be in full force and effect; or any of the Loan Parties contests in writing in any manner the validity or enforceability of any Loan Document; or any of the Loan Parties denies in writing that it has any or further liability or obligation under any Loan Document or purports to revoke, terminate or rescind any Loan Document; or

            12(j) There occurs a Change of Control;

                              THEN,

                  (1) Automatically upon the occurrence of an Event of Default under Paragraph 12(f), and

                  (2) In all other cases, at the option of the Majority Lenders,

each Lender's obligation to make Loans hereunder shall terminate and/or the principal balance of outstanding Loans and interest accrued but unpaid thereon and all other Obligations shall become immediately due and payable, without demand upon or presentment or notice of acceleration to the Borrowers, which are expressly waived by the Borrowers.

      13. The Administrative Agent.

            13(a) Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Paragraph are solely for the benefit of the Administrative Agent and the Lenders, and the Borrowers shall not have rights as a third party beneficiary of any of such provisions.

            13(b) Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

            13(c) Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

                  (1) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Potential Default has occurred and is continuing;

                  (2) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

                  (3) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

      The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Paragraph 15(b)) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Event of Default or Potential Default unless and until notice describing such Event of Default or Potential Default is given to the Administrative Agent by the Borrowers or a Lender.

      The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Potential Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Paragraph 8 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            13(d) Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for any of the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            13(e) Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective Related Parties. The exculpatory provisions of this Paragraph shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            13(f) Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Paragraph 10(j) shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

      Any resignation by Bank of America as Administrative Agent pursuant to this Paragraph 13(f) shall also constitute its resignation as Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges, obligations, and duties of the retiring Swing Line Lender and (ii) the retiring Swing Line Lender shall thereafter be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents.

            13(g) Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

            13(h) No Other Duties. Anything herein to the contrary notwithstanding, the Sole Lead Arranger, the Sole Book Manager, the Co-Syndication Agents, and the Co-Documentation Agents listed on the cover page hereof shall have no powers, duties or responsibilities under this Agreement or any of the other Loan Documents, other than as Lenders.

            13(i) Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (1) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under the Loan Documents) allowed in such judicial proceeding; and

                  (2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents.

      Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

            13(j) Collateral Matters. The Lenders hereby consent and agree to the terms and provisions of the Security Agreement, including the appointment of the Collateral Agent to act as secured party, agent, bailee and custodian for the benefit of the Administrative Agent and the Lenders thereunder. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release, or to direct the Collateral Agent to release, any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (1) upon termination of the Maximum Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (2) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document or that is otherwise permitted to be released under any Loan Document, or (3) subject to Paragraph 15(b)(9), if approved, authorized or ratified in writing by the Majority Lenders. Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent's and Collateral Agent's authority to release its interest in particular types or items of property pursuant to this paragraph.

      Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent's authority to release its interest in particular types or items of property pursuant to this Paragraph 13(j).

            13(k) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Paragraphs 10(g) or 10(j) to be paid by them to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender's Percentage Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Paragraph 13(k) are subject to the provisions of Paragraph 6(b)(4).

      14. Assignment and Participations.

            14(a) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Maximum Commitment and the Loans (including for purposes of this Paragraph 14(a), participations in Swing Line Loans) at the time owing to it); provided that

                  (1) except in the case of an assignment of the entire remaining amount of the assigning Lender's Maximum Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Maximum Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Maximum Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed);

                  (2) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and the other Loan Documents;

                  (3) any assignment of all or a portion of a Maximum Commitment must be approved by the Administrative Agent and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                  (4) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

            Subject to acceptance and recording thereof by the Administrative Agent pursuant to Paragraph 14(b), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Paragraphs 5(f), 5(h) and 10(j) with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver Notes to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Paragraph 14(c).

            14(b) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding any notice to the contrary. The Register shall be available for inspection by each of the Borrowers at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

            14(c) Participations. Any Lender may at any time, without the consent of, or notice to, any of the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or any of the Borrowers or any of the Borrowers' Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Maximum Commitment and/or the Loans (including such Lender's participations in Swing Line Loans) owing to it); provided that (1) such Lender's obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

            Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Paragraph 15(b) that affects such Participant. Subject to Paragraph 14(d), the Borrower agrees that each Participant shall be entitled to the benefits of Paragraph 5(f) and 5(h) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Paragraph 14(a). To the extent permitted by law, each Participant also shall be entitled to setoff rights as though it were a Lender, provided such Participant agrees to be subject to Paragraph 15(j) as though it were a Lender.

            14(d) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Paragraph 5(f) and 5(h) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

            14(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      15. Miscellaneous Provisions.

            15(a) No Assignment by Loan Parties. None of the Loan Parties may assign its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of the Administrative Agent and all of the Lenders. Any purported assignment in violation of this Paragraph 15(a) shall automatically be deemed null and void. Subject to the foregoing, all provisions contained in this Agreement and the other Loan Documents or any document or agreement referred to herein or relating hereto shall inure to the benefit of each Lender, its successors and assigns, and shall be binding upon each Lender and upon the Loan Parties and their respective successors and assigns.

            15(b) Amendments. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any of the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Majority Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

                  (1) waive any condition set forth in Paragraph 8(a) without the written consent of each Lender;

                  (2) extend or increase the Maximum Commitment of any Lender (or reinstate any Maximum Commitment terminated pursuant to Paragraph 12) without the written consent of such Lender;

                  (3) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                  (4) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (iii) of the second proviso to this Paragraph 15(b)) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary to waive the obligation of the Borrower to pay interest at the rate set forth in Paragraph 5(k);

                  (5) change any provision in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

                  (6) change or waive (except as specifically permitted in the definition of Eligible Mortgage Loan) the definition of any of the following terms, or the limitations on the aggregate principal amount of Loans that may be outstanding based on the Warehouse Borrowing Base, the Collateral Value of the Servicing Rights Borrowing Base or the Working Capital Borrowing Base, in each case without the written consent of each
      Lender: Maximum Aggregate Credit Limit, Aged Warehoused Mortgage Loan, Aged Wet Mortgage Loan, Aggregate Credit Limit, Alt-A Mortgage Loan, Bond Program Mortgage Loan, Collateral Value of the Servicing Rights Borrowing Base, Construction-to-Perm Mortgage Loan, EBO Mortgage Loan, Eligible Foreclosure Advance Receivable, Eligible Mortgage Loan, Eligible P&I Advance Receivable-EBO Loans, Eligible P&I Advance Receivable-Pooled Loans, Eligible Securitization Receivable, Eligible Servicing Portfolio, Eligible Servicing Receivable, Eligible T&I Advance Receivable, HUD 203(k) Mortgage Loans, Impaired Mortgage Loan, Jumbo Loan, Maximum Aggregate Credit Limit, Prime Mortgage Loan, REO Property, Repurchased Maturing Mortgage Loan, Servicing Rights Borrowing Base, Subprime Mortgage Loan, Unit Collateral Value, Warehouse Borrowing Base, Wet Mortgage Loan, and Working Capital Borrowing Base.

                  (7) change any provision of this Paragraph or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

                  (8) release any Borrower from its obligations under the Loan Documents or any Guarantor from its obligations under the Guaranty without the written consent of each Lender; or

                  (9) release any material part of the Collateral, except as contemplated by the Loan Documents, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver, or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, or consent hereunder, except that the Maximum Commitment of such Lender may not be increased or extended without the consent of such Lender.

            15(c) Cumulative Rights; No Waiver. The rights, powers and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and in addition to all rights, powers and remedies provided under any and all agreements among the Borrowers, the Administrative Agent and the Lenders relating hereto and thereto, at law, in equity or otherwise. Any delay or failure by the Administrative Agent and the Lenders to exercise any right, power or remedy shall not constitute a waiver thereof by the Administrative Agent and the Lenders, and no single or partial exercise by the Administrative Agent and the Lenders of any right, power or remedy shall preclude any other or further exercise thereof or any exercise of any other rights, powers or remedies.

            15(d) Entire Agreement. This Agreement and the other Loan Documents and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

            15(e) Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Event of Default or Potential Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

            15(f) Notices.

                  (1) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone or electronically (and except as provided in Subparagraph (2) below), all notices and other communications provided for herein or in any other Loan Document shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                        (i) if to the Borrowers, the Administrative Agent or the
            Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on
            Schedule II (it being understood and agreed that any such notice or other communication so given to the Borrowers shall be deemed to have been given to each of the Borrowers); and

                        (ii) if to any other Lender, to the address, telecopier
            number, electronic mail address or telephone number specified in its Administrative Questionnaire.

                  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Subparagraph (2) below, shall be effective as provided in such Subparagraph (2). Any notice or consent required or permitted to be given by the Borrowers herein or in any other Loan Document may be given by any of the Borrowers and shall be binding on all of the Borrowers.

                  (2) Electronic Communications. Notices and other communications from the Administrative Agent to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent and each of the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

                  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

                  (3) Change of Address, Etc. Each of the Borrowers, the Administrative Agent and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent and the Swing Line Lender.

                  (4) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled in good faith to rely and act upon any notices (including telephonic requests for Loans) purportedly given by or on behalf of any of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them in accordance with Paragraph 10(j) resulting from the reliance by such Person on each notice purportedly given by or on behalf of any of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

            15(g) Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (1) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (2) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            15(h) Governing Law; Jurisdiction; Etc.

                  (1) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (2) SUBMISSION TO JURISDICTION. EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                  (3) WAIVER OF VENUE. EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (2) OF THIS PARAGRAPH. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                  (4) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN PARAGRAPH 15(F). NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

            15(i) Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, all of which together shall constitute one agreement.

            15(j) Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply in good faith any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any of the Borrowers or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of any of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Paragraph are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such set off and application.

            15(k) Sharing of Payments. If any Lender shall receive and retain any payment, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations in excess of such Lender's Percentage Share or, as applicable, Post-Default Percentage Share, then such Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the Obligations held by them as shall be necessary to cause such excess payment to be shared ratably as aforesaid with each of them; provided that if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

            15(l) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            15(m) Limitation on Interest. The Lenders, the Administrative Agent and the Loan Parties intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time.

            15(n) USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Act.

            15(o) Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Paragraph, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating any of the Borrowers and their obligations, (g) with the consent of the applicable Loan Party or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Paragraph or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than any Loan Party.

            For purposes of this Paragraph, "Information" means all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the applicable Loan Party, provided that, in the case of information received from any Loan Party after the date hereof, such information is hereby deemed to be confidential unless such information was available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the applicable Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Paragraph shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            15(p) Replacement of Lenders. If any Lender requests compensation under Paragraph 5(f) or Paragraph 5(g) or if any Lender is a Defaulting Lender, then any Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Paragraph 15(a), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

                  (1) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Paragraph 15;

                  (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Paragraph 5(h) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

                  (3) in the case of any such assignment resulting from a claim for compensation under Paragraph 5(f), such assignment will result in a reduction in such compensation or payments thereafter; and

                  (4) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    BORROWERS:

                                    AMERICAN HOME MORTGAGE SERVICING, INC.


                                    By:  /s/ Stephen A. Hozie
                                         ---------------------------------
                                         Name:   Stephen A. Hozie
                                         Title:  Executive Vice President and
                                                 Chief Financial Officer




                                    AMERICAN HOME MORTGAGE CORP.


                                    By:  /s/ Stephen A. Hozie
                                         ---------------------------------
                                         Name:   Stephen A. Hozie
                                         Title:  Executive Vice President and
                                                 Chief Financial Officer


                                    AMERICAN HOME MORTGAGE ACCEPTANCE, INC.


                                    By:  /s/ Stephen A. Hozie
                                         ---------------------------------
                                         Name:   Stephen A. Hozie
                                         Title:  Executive Vice President and
                                                 Chief Financial Officer


                                    BANK OF AMERICA, N.A.,
                                      as Administrative Agent


                                    By:  /s/  Elizabeth Kurilecz
                                         ---------------------------------
                                         Name:  Elizabeth Kurilecz
                                         Title: Managing Director


                                    BANK OF AMERICA, N.A.,
                                      as a Lender and the Swing Line Lender


                                    By:  /s/  Elizabeth Kurilecz
                                         ---------------------------------
                                         Name:  Elizabeth Kurilecz
                                         Title: Managing Director



                                    CALYON NEW YORK BRANCH, as
                                     Co-Syndication Agent and a Lender


                                    By:  /s/  Sebastian Rocco
                                         ---------------------------------
                                         Name:  Sebastian Rocco
                                         Title: Managing Director


                                    By:  /s/  Walter Jay Buckley
                                         ---------------------------------
                                         Name:  Walter Jay Buckley
                                         Title: Managing Director



                                    DEUTSCHE BANK TRUST COMPANY
                                     AMERICAS, as Co-Syndication Agent
                                     and a Lender


                                    By:  /s/  Kevin McCann
                                         ---------------------------------
                                         Name:  Kevin McCann
                                         Title: Managing Director



                                    ABN AMRO BANK N.V., as Co-Documentation
                                      Agent and a Lender


                                    By:  /s/  Neil R. Stein
                                         ---------------------------------
                                         Name:  Neil R. Stein
                                         Title: Director


                                    By:  /s/  Michael DeMarco
                                         ---------------------------------
                                         Name:  Michael DeMarco
                                         Title: Assistant Vice President



                                    CITIGROUP GLOBAL MARKETS REALTY CORP.,
                                      as Co-Documentation Agent and a Lender


                                    By:  /s/  Matthew R. Bollo
                                         ---------------------------------
                                         Name:  Matthew R. Bollo
                                         Title: Authorized Agent



                                    US BANK NATIONAL ASSOCIATION, as Co-
                                     Documentation Agent and a Lender


                                    By:  /s/  Kathleen M. Connor
                                         ---------------------------------
                                         Name:  Kathleen M. Connor
                                         Title: Vice President



                                    COMMERZBANK AKTIENGESELLSCHAFT
                                    NEW YORK AND GRAND CAYMAN BRANCHES,
                                     as Managing Agent and a Lender


                                    By:  /s/  Joseph J. Hayes
                                         ---------------------------------
                                         Name:  Joseph J. Hayes
                                         Title: Vice President


                                    By:  /s/  Michael P. McCarthy
                                         ---------------------------------
                                         Name:  Michael P. McCarthy
                                         Title: Vice President


                                    MANUFACTURERS AND TRADERS TRUST COMPANY,
                                     as Managing Agent and a Lender


                                    By:  /s/  Jennifer G. Erickson
                                         ---------------------------------
                                         Name:  Jennifer G. Erickson
                                         Title: Vice President



                                    SOVEREIGN BANK, as Managing Agent and a
                                     Lender


                                    By:  /s/  Stephen E. Burse
                                         ---------------------------------
                                         Name:  Stephen E. Burse
                                         Title: Vice President



                                    THE BANK OF NEW YORK, as a Lender


                                    By:  /s/  Indra D. Kish
                                         ---------------------------------
                                         Name:  Indra D. Kish
                                         Title: Vice President



                                    COLONIAL BANK, N.A., as a Lender


                                    By:  /s/  Amy J. Nunneley
                                         ---------------------------------
                                         Name:  Amy J. Nunneley
                                         Title: Senior Vice President



                                    SOCIETE GENERALE, as a Lender


                                    By:  /s/  Edith L. Hornick
                                         ---------------------------------
                                         Name:  Edith L. Hornick
                                         Title: Director



                                    BANK HAPOALIM B.M., as a Lender


                                    By:  /s/  Shaun Breidbart
                                         ---------------------------------
                                         Name:  Shaun Breidbart
                                         Title: Vice President


                                    By:  /s/  Laura Anne Raffa
                                         ---------------------------------
                                         Name:  Laura Anne Raffa
                                         Title: Executive Vice President &
                                                Corporate Manager

                                   APPENDIX I

                                    GLOSSARY

      THIS GLOSSARY is attached to and incorporated by reference in that certain Credit Agreement dated as of August 30, 2004, by and among AMERICAN HOME MORTGAGE SERVICING, INC., AMERICAN HOME MORTGAGE CORP., and AMERICAN HOME MORTGAGE ACCEPTANCE, INC., as the Borrowers, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent for such Lenders (the "Agreement"). For purposes of the Agreement and the other Loan Documents, the following capitalized terms shall have the following meanings:

            "Additional Required Documents" shall mean with respect to any Mortgage Loan those documents described on Schedule VII attached to the Agreement.

            "Adjusted Consolidated Funded Debt" on any date of determination shall mean the sum of (a) the Consolidated Funded Debt of AHMIC and any other Person which would be reflected on the consolidated balance sheet of AHMIC prepared in accordance with GAAP if such balance sheet were prepared as of such date of determination, less (b) 50% of any Subordinated Debt, less (c) the mortgage debt associated with the building and the land located at 538 Broadhollow, Melville, New York.

            "Administrative Agent" shall have the meaning given such term in the introductory paragraph of the Agreement.

            "Administrative Questionnaire" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. "Control" as used herein means the power to direct the management and policies of such Person.

            "Aged Mortgage Loans" on any date shall mean, collectively, all Aged Shipped Mortgage Loans, Aged Wet Mortgage Loans, and Aged Warehoused Mortgage Loans.

            "Aged Shipped Mortgage Loan" shall mean a Mortgage Loan shipped by the Collateral Agent pursuant to Paragraph 6 of the Security Agreement for which settlement to the Administrative Agent has not been made (or such Mortgage Loan has not been returned to the Collateral Agent) for a period that exceeds 45 days from the date of shipment of such Mortgage Loan, but does not exceed 60 days from such date of shipment.

            "Aged Warehoused Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following is true and correct:

            (a) Such Mortgage Loan is an Eligible Mortgage Loan that satisfies all requirements of a Prime Mortgage Loan or a Subprime Mortgage Loan, except that such Mortgage Loan has been included in the Warehouse Borrowing Base for a period in excess of 180 days;

            (b) Such Mortgage Loan has not been included in the Warehouse Borrowing Base for more than 360 days; and

            (c) If, on the day any Mortgage Loan satisfies the criteria set forth in this definition, the aggregate Unit Collateral Values of Aged Warehoused Mortgage Loans exceeds the applicable sublimits for Aged Warehoused Mortgage Loans as specified in the "Collateral Value of the Warehouse Borrowing Base," then the Borrowers shall prepay a portion of the Warehouse Loans made with respect to the Aged Warehoused Mortgage Loans in an amount at least equal to such excess.

            "Aged Wet Mortgage Loan" shall mean a Wet Mortgage Loan that has been included in the Warehouse Borrowing Base for a period of more than 15 calendar days, but not more than 20 calendar days.

            "Agency Custodial Agreements" shall mean the FHLMC Custodial Agreement, the FNMA Custodial Agreement and the GNMA Custodial Agreement, as applicable.

            "Agency Guide" shall mean the FHLMC Guide, the FNMA Guide or the GNMA Guide, as applicable.

            "Aggregate Collateral Value" shall mean an amount equal to the sum of the products of the book values (as determined in accordance with GAAP) of the consolidated assets of AHMIC and its Subsidiaries, such assets being categorized in the classes set forth on the Calculation Schedule that is part of Exhibit E attached to the Agreement, times the percentage multiplier for each such class set forth on such Calculation Schedule.

            "Aggregate Credit Limit" shall mean at any date the sum of the Maximum Commitments of the Lenders as the same may be increased or decreased from time to time as permitted hereunder, with the "Aggregate Credit Limit" on the Effective Date being $600,000,000; provided, however, that in no event shall the Aggregate Credit Limit be increased to an amount in excess of the then current Maximum Aggregate Credit Limit.

            "Agreement" shall mean that certain Credit Agreement dated as of August 30, 2004 by and among the Borrowers, the Administrative Agent and the Lenders, as the same may be amended, extended or replaced from time to time.

            "AHMA" shall mean American Home Mortgage Acceptance, Inc., a Maryland corporation.

            "AHMC" shall mean American Home Mortgage Corp., a New York corporation.

            "AHMH" shall mean American Home Mortgage Holdings, Inc., a Delaware corporation.

            "AHMIC" shall mean American Home Mortgage Investment Corp., a Maryland corporation.

            "AHMS" shall mean American Home Mortgage Servicing, Inc., a Maryland corporation.

            "Alt-A Mortgage Loan" shall mean a First Mortgage Loan that satisfies the requirements of an Eligible Mortgage Loan, except that such Mortgage Loan (a) does not comply with all applicable requirements for purchase by FHLMC, FNMA, or GNMA; (b) is underwritten to "Alt-A" investor specifications; and (c) has a Fair, Isaac and Co. ("FICO") score of greater than 620.

            "Applicable Margin" shall mean, with respect to the principal balance of Loans that have been advanced against the following types of Collateral, the per annum rate set forth opposite each such Collateral type (provided that, in the event that on any day a particular item of Collateral may be categorized as more than one type of Collateral, then the Applicable Margin with respect to such item of Collateral shall be the highest of the Applicable Margins applicable to such item of Collateral):

-------------------------------------------------------------------------------------
                  Collateral Type                                 Applicable Margin
                                                                ---------------------
                                                                 LIBOR      Base Rate
-------------------------------------------------------------------------------------
Prime First Mortgage Loans ..................................    1.00%        0.00%
Prime Second Mortgage Loans .................................    1.25%        0.00%
Subprime Mortgage Loans .....................................    1.25%        0.00%
Impaired Mortgage Loans or Aged Mortgage Loans ..............    1.25%        0.00%
HUD 203(k) Mortgage Loans                                        1.00%        0.00%
Construction-to-Perm Mortgage Loans .........................    2.00%        0.00%
Bond Agency Program Mortgage Loans ..........................    1.25%        0.00%
Repurchased Maturing Mortgage Loans .........................    1.25%        0.00%
REO Property ................................................    1.25%        0.00%
EBO Mortgage Loans ..........................................    1.25%        0.00%
Servicing Rights ............................................    2.00%        1.00%
Servicing Receivable ........................................    1.25%        0.00%

-------------------------------------------------------------------------------------

; provided that, to the extent the Borrower elects to convert any Servicing Rights Loans to a term loan pursuant to Paragraph 2(d) of the Agreement, then the applicable margin for Servicing Rights will be increased on and after such conversion date by .25%.

            "Applicable Take-Out Price" shall mean at any date with respect to any Mortgage Loan, the weighted average net unfilled purchase price of all Take-Out Commitments held by any of the Borrowers under which such Mortgage Loan is committed to be sold (assuming the simultaneous shipment of all other Mortgage Loans owned by any of the Borrowers under such Take-Out Commitments); provided, however, that unless otherwise directed in writing by the Administrative Agent, the Collateral Agent may assume that, with respect to any such Mortgage Loan, the "Applicable Take-Out Price" on any date is that percentage shown for Mortgage Loans of similar type, maturity, and interest rate on the Borrowing Base Certificate most recently delivered by any Borrower to the Administrative Agent and the Collateral Agent pursuant to the Agreement.

            "Appraisal" shall mean a certificate of independent certified public accountants or independent financial consultants of recognized standing selected by the Borrowers and reasonably satisfactory to the Administrative Agent as to the Appraisal Value of the Servicing Contracts included in the Eligible Servicing Portfolio. An Appraisal must evaluate the Borrowers' Servicing Contracts based upon reasonably determined categories of the Mortgage Loans and must give effect to any subservicing agreements to which any Mortgage Loan is or will be subject. Each Appraisal must be in form, substance and detail satisfactory to the Administrative Agent.

            "Appraisal Value" shall mean, at any date of determination, the fair market value of the Borrowers' rights to service Mortgage Loans under the Servicing Contracts included in the Eligible Servicing Portfolio as determined in the Appraisal. Appraisal Value must be calculated as a percentage of the unpaid principal amount of each category of Mortgage Loans serviced under those Servicing Contracts as determined by the appraiser, or, if such appraiser provides a range of Appraisal Values, the average of the low end and high end of such range.

            "Appraised Property Value" shall mean, with respect to an interest in real property, the then current fair market value of the real property and any improvements on such property, determined as of a recent date in accordance with Title XI of FIRREA by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers, or, with respect to REO Property, the most recent Broker's Price Opinion received by the Administrative Agent.

            "Approved Fund" shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "Approved Investor" shall mean FNMA, FHLMC, GNMA, or any other financial institution pre-approved in writing by the Administrative Agent to purchase Collateral included in the Warehouse Borrowing Base (with the schedule of Approved Investors as of the Effective Date attached to the Agreement as
Schedule III), and which approval has not been revoked by the Administrative Agent in its sole discretion, any such revocation notice to be given no later than ten Business Days prior to its intended effective date, after which date no additional commitments shall be made by any of the Borrowers to ship Collateral from the Warehouse Borrowing Base to the financial institution whose approved status has been so revoked.

            "As Completed Appraised Value" shall mean the value given by a state-certified appraiser to the real property underlying a Mortgage Loan and improvements on the real property underlying a Mortgage Loan based on the Total Hard Costs and plans and specifications for the improvements on such real property prior to the beginning of any construction or rehabilitation.

            "Assignment and Assumption" shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Paragraph 14 of the Agreement), and accepted by the Administrative Agent, in substantially the form of Exhibit G attached to the Agreement.

            "Available Deposits" shall mean those free collected balances maintained in accounts in the name of any of the Borrowers (or held by any of the Borrowers in trust for third parties) with a Lender (after deducting float and balances required by such Lender under its normal practices to compensate such Lender for the maintenance (including any service fees) of such accounts and taking into consideration reserve requirements applicable to such accounts) and which balances are not included in determining "Available Deposits" under any other credit arrangements between such Lender and any of the Borrowers, or as may be further defined by any Lender.

            "Bank of America" shall mean Bank of America, N.A. or its successor.

            "Base Rate" shall mean for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some of its loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Base Rate Loans" shall mean Loans at such time as they are made and/or maintained at a rate of interest based upon the Base Rate.

            "Bond Program Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following is true and correct:

            (a) The Mortgage Loan is an Eligible Mortgage Loan (except with respect to those requirements that by their terms are not applicable to Bond Program Mortgage Loans, if any);

            (b) The Mortgage Loan is a First Mortgage Loan originated under the State of Maryland Community Development Program, or under any comparable program of any other agency hereafter approved by Administrative Agent for the purpose of this definition (each an "Approved Agency");

            (c) The loan underwriting package with respect to such Mortgage Loan has been submitted to the Approved Agency for pre-approval and the Borrowers have received a commitment or certificate of mortgage insurance; and

            (d) The Mortgage Loan has not been included in the Warehouse Borrowing Base for more than 360 days.

            "Book-Entry MBS" shall mean a Mortgage-Backed Security (a) which is not represented by a written instrument, and (b) the ownership and transfer of which is entered upon books maintained for such purpose by the issuer of such Mortgage-Backed Security or its trustee, transfer agent, or other depository.

            "Borrowers" shall mean AHMS, AHMC, and AHMA; "Borrower" means any of AHMS, AHMC, or AHMA.

            "Borrowing Base Certificate" shall mean a certificate in form and detail reasonably acceptable to the Administrative Agent, setting forth the Collateral Value of the Warehouse Borrowing Base, the Collateral Value of the Servicing Rights Borrowing Base, and/or the Collateral Value of the Working Capital Borrowing Base as of the date of such certificate.

            "Broker's Price Opinion" shall mean, with respect to any REO Property, an opinion as to the current market value of the Property, as determined by an appraiser approved by Administrative Agent.

            "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banks in any of New York, New York, Dallas, Texas, Santa Ana, California, and San Francisco, California are authorized or obligated to close their regular banking business.

            "Buy-Down Agreement" shall mean a written agreement between any of the Borrowers and a Lender setting forth the terms and conditions under which such Lender has agreed to credit against interest otherwise payable to such Lender on account of Loans outstanding hereunder certain amounts calculated based upon Available Deposits maintained by any of the Borrowers with such Lender.

            "Buy-Down Lender" shall have the meaning given such term in Paragraph 5(i) of the Agreement.

            "Capitalized Lease Obligations" shall mean, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP, together with any other lease by such lessee which is in substance a financing lease, including without limitation, any lease under which (i) such lessee has or will have an option to purchase the property subject thereto at a nominal amount or an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is entered into, or (ii) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

            "Certificating Custodian" shall mean any Person acting as any of the Borrowers' "document custodian," "custodian" or "certificating custodian," as such terms are used in the applicable Agency Guide, for purposes of (a) certifying that the documentation relating to Mortgage Loans received by such Person from any of the Borrowers (or the Collateral Agent) is complete and acceptable under the applicable Agency Guide for purposes of including such Mortgage Loan in a pool of Mortgage Loans in which Mortgage-Backed Securities will represent interests and (b) holding such documentation following formation of such pools and issuance of such Mortgage-Backed Securities. The Certificating Custodian shall at all times be party to the applicable Agency Custodial Agreement.

            "Change of Control" shall mean an event or series of events by which:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of AHMIC entitled to vote for members of the board of directors or equivalent governing body of the AHMIC on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

            (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of AHMIC ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

            (c) any of the Borrowers or AHMH shall cease to be a wholly-owned Subsidiary of AMHIC (except as otherwise permitted under Paragraph 11(c) regarding consolidation and merger).

            "Collateral" shall have the meaning given to such term in the Security Agreement and in any other Collateral Documents.

            "Collateral Agent" shall mean such Person as may be designated as such in accordance with the terms of the Security Agreement, with the Collateral Agent as of the Effective Date being Deutsche Bank National Trust Company.

            "Collateral Confirmation Agreement" shall mean an agreement in the form of that attached to the Agreement as Exhibit H.

            "Collateral Documents" shall mean the Security Agreement and any and all other security agreements, pledge agreements, mortgages, deeds of trust, financing statements, assignments, or Guaranties at any time delivered to the Administrative Agent or the Collateral Agent to create or evidence Liens securing the Obligations, together with all reaffirmations, amendments, and modifications thereof or supplements thereto made in accordance with the Loan Documents.

            "Collateral Type" shall mean any of the following types of
Collateral:

            (a)   Aged Warehoused Mortgage Loan;

            (b)   Bond Program Mortgage Loan;

            (c)   Construction-to-Perm Mortgage Loan;

            (d)   EBO Mortgage Loan;

            (e)   Eligible Foreclosure Advance Receivable;

            (f)   Eligible P&I Advance Receivable-EBO Loans;

            (g)   Eligible P&I Advance Receivable-Pooled Loans;

            (h)   Eligible Securitization Receivable;

            (i)   Eligible Servicing Portfolio;

            (j)   Eligible Servicing Receivable;

            (k)   Eligible T&I Advance Receivable;

            (l)   HUD 203(k) Mortgage Loan;

            (m)   Impaired Mortgage Loan;

            (n)   Prime Mortgage Loan;

            (o)   REO Property;

            (p)   Repurchased Maturing Mortgage Loan;

            (q)   Subprime Mortgage Loan; and

            (r)   Wet Mortgage Loan.

            "Collateral Value of the Servicing Rights Borrowing Base" shall mean at any date an amount equal to 70% of the most recent Appraisal Value of the Servicing Contracts included in the Eligible Servicing Portfolio, adjusted to reflect additions to and deletions from the Eligible Servicing Portfolio since the most recent Appraisal.

            "Collateral Value of the Warehouse Borrowing Base" shall mean at any date the sum, without duplication, of the following:

            (a) the lesser of (i) the aggregate Unit Collateral Values of all Prime First Mortgage Loans (other than HELOCs) included in the Warehouse Borrowing Base and (ii) an amount equal to 100% of the Aggregate Credit Limit;

            (b) the lesser of (i) the aggregate Unit Collateral Values of all Prime Second Mortgage Loans and HELOCs included in the Warehouse Borrowing Base and (ii) an amount equal to 25% of the Aggregate Credit Limit;

            (c) the lesser of (i) the aggregate Unit Collateral Values of all Subprime Mortgage Loans included in the Warehouse Borrowing Base and (ii) an amount equal to 25% of the Aggregate Credit Limit;

            (d) the lesser of (i) the aggregate Unit Collateral Values of all Construction-to-Perm Mortgage Loans included in the Warehouse Borrowing Base and (ii) an amount equal to 10% of the Aggregate Credit Limit;

            (e) the lesser of (i) the aggregate Unit Collateral Values of all Bond Program Mortgage Loans included in the Warehouse Borrowing Base and
      (ii) an amount equal to 15% of the Aggregate Credit Limit;

            (f) the lesser of (i) the aggregate Unit Collateral Values of all Repurchased Maturing Loans included in the Warehouse Borrowing Base and
      (ii) $10,000,000;

            (g) the lesser of (i) the aggregate Unit Collateral Values of all EBO Mortgage Loans included in the Warehouse Borrowing Base and (ii) $30,000,000;

            (h) the lesser of (i) the aggregate Unit Collateral Values of all REO Property included in the Warehouse Borrowing Base and (ii) $15,000,000;

            (i) the lesser of (i) the aggregate Unit Collateral Values of all HUD 203(k) Mortgage Loans included in the Warehouse Borrowing Base and
      (ii) an amount equal to 1.5% of the Aggregate Credit Limit; and

            (j) the amount of the cash then on deposit in the Settlement
      Account;

            provided that, notwithstanding the foregoing:

                  (A) the sum of (i) the aggregate Unit Collateral Values of all
            Jumbo Loans included in the Warehouse Borrowing Base and (ii) the aggregate Unit Collateral Values of all Alt-A Mortgage Loans included in the Warehouse Borrowing Base may not exceed an amount equal to 50% of the Aggregate Credit Limit; provided further, that the aggregate Unit Collateral Values of all Jumbo Loans with an original principal balance of greater than $1,000,000 may not exceed an amount equal to 10% of the Aggregate Credit Limit;

                  (B) the aggregate Unit Collateral Values of all Wet Mortgage
            Loans included in the Warehouse Borrowing Base may not exceed an amount equal to 40% of the Aggregate Credit Limit, and the aggregate Unit Collateral Values of all Aged Wet Mortgage Loans included in the Warehouse Borrowing Base may not exceed $10,000,000;

                  (C) the aggregate Unit Collateral Values of all Impaired
            Mortgage Loans included in the Warehouse Borrowing Base may not exceed $15,000,000, and, when combined with the aggregate Unit Collateral Values of all Aged Mortgage Loans included in the Warehouse Borrowing Base, may not exceed $30,000,000;

                  (D) the aggregate Unit Collateral Values of all Aged Mortgage
            Loans included in the Warehouse Borrowing Base may not exceed $25,000,000, and when combined with the aggregate Unit Collateral Values of all Impaired Mortgage Loans included in the Warehouse Borrowing Base, may not exceed $30,000,000;

                  (E) the aggregate Unit Collateral Values of all Prime First
            Mortgage Loans which are either Co-op Loans or are secured by a Lien on a Manufactured Home and which are included in the Warehouse Borrowing Base may not exceed an amount equal to 10% of the Aggregate Credit Limit; and

                  (F) the sum of the aggregate Unit Collateral Values of all
            Prime Second Mortgage Loans, HELOCs, Subprime Mortgage Loans, Impaired Mortgage Loans, and Aged Mortgage Loans included in the Warehouse Borrowing Base may not exceed an amount equal to 40% of the Aggregate Credit Limit.

            "Collateral Value of the Working Capital Borrowing Base" shall mean, at any date, the sum, without duplication, of the aggregate Unit Collateral Values of each of the following Collateral Types to the extent included in the Working Capital Borrowing Base on such date: (a) Eligible P&I Advance Receivable-Pooled Loans; (b) Eligible P&I Advance Receivable-EBO Loans; (c) Eligible T&I Advance Receivable; (d) the lesser of (i) the aggregate Unit Collateral Values of all Eligible Securitization Receivables, and (ii) $15,000,000; and (e) Eligible Foreclosure Advance Receivable.

            "Commitment Schedule" shall mean a schedule setting forth the current Aggregate Credit Limit, Servicing Rights Credit Sublimit, and, for each Lender, such Lender's Maximum Commitment and Percentage Share, as such schedule may be modified from time to time consistent with the Loan Documents, with the initial Commitment Schedule being attached to the Agreement as Schedule I.

            "Committed Notes" shall have the meaning given such term in Paragraph 6(c) of the Agreement.

            "Commonly Controlled Entity" of a Person shall mean a Person, whether or not incorporated, which is under common control with such Person within the meaning of Section 414(c) of the Internal Revenue Code.

            "Consolidated Funded Debt" of any Person shall mean Indebtedness in any of the following categories:

            (a) Indebtedness for borrowed money, including the Obligations;

            (b) Indebtedness constituting an obligation to pay the deferred purchase price of property;

            (c) Indebtedness evidenced by a bond, debenture, note or similar instrument;

            (d) Indebtedness constituting Capitalized Lease Obligations;

            (e) Indebtedness constituting a non-contingent obligation to reimburse the issuer of any letter of credit or any guarantor or surety for payments made by such issuer, guarantor or surety; and

            (f) Any obligation under any guaranty with respect to Indebtedness of any other Person of the types described in clauses (a) through (e) above.

            "Construction-to-Perm Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following is true and correct:

            (a) The Mortgage Loan is an Eligible Mortgage Loan (except with respect to those requirements that by their terms are not applicable to Eligible Construction-to-Perm Mortgage Loans);

            (b) The Mortgage Loan is a First Mortgage Loan for new construction of real property which, upon completion of the construction, converts to a permanent Mortgage Loan;

            (c) The Mortgage Loan has not been included in the Warehouse Borrowing Base for more than 364 days; and

            (d) The maximum principal amount of all Warehouse Loans advanced against such Mortgage Loan may not exceed $1,000,000.

            "Contractual Obligation" as to any Person shall mean any provision of any security issued by such Person or of any material agreement, material instrument, or material undertaking to which such Person is a party or by which it or any of its property is bound.

            "Co-op Loan" shall mean a First Mortgage Loan evidenced by a co-op note and committed for purchase by an Approved Investor.

            "Cost Breakdown" shall mean a list of the costs and expenses to be financed by Warehouse Loans against a Construction-to-Perm Mortgage Loan, including, without limitation, real property acquisition costs, construction costs, architectural fees, and any other costs and expenses budgeted to construct and complete the improvements.

            "Covenant Compliance Certificate" shall mean a certificate substantially in the form of Exhibit E attached to the Agreement.

            "Custodian Category" shall mean the category of the same name on the MERS System that reflects the custodial party which is in possession of the mortgage loans pledged by borrowers to mortgage warehouse lenders.

            "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans or participations in Swing Line Loans required to be funded by it under the Loan Documents within one Business Day of the date required to be funded by it thereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

            "Determination of Availability" shall mean a good faith determination made by the Administrative Agent upon receipt by the Administrative Agent of a request for a Loan or Loans under the Agreement that upon the funding of such Loan or Loans the Borrowers will be in compliance with the requirements of Paragraphs 6(d)(1), 6(d)(2), 6(d)(3), and 6(d)(4) of the Agreement.

            "Early Buyout Mortgage Loan" shall mean a closed-end First Mortgage Loan that (i) is either HUD/FHA insured (other than a HUD 203(k) Mortgage Loan) or VA guaranteed and (ii) has been repurchased from an Approved Investor or a Mortgage Pool pursuant to a Servicing Contract.

            "EBO Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following is true and correct:

            (a) The Mortgage Loan is an Eligible Mortgage Loan (except with respect to any requirement for an Eligible Mortgage Loan that specifically states that it is not applicable to an EBO Mortgage Loan);

            (b) The Mortgage Loan is an Early Buyout Mortgage Loan; and

            (c) The Mortgage Loan has not been included in the Warehouse Borrowing Base for a period that extends after the first Business Day of the month immediately succeeding the month in which the Warehouse Loan against such Mortgage Loan was made.

            "Effective Date" shall mean the date on which each of the conditions set forth in Paragraph 8(a) of the Agreement is satisfied.

            "Electronic Tracking Agreement" shall mean that certain Electronic Tracking Agreement dated as of even date with the Agreement among the Administrative Agent, MERS, MERSCORP, and the Borrowers.

            "Eligible Assignee" shall mean (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the Swing Line Lender, and
(ii) unless an Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, "Eligible Assignee" shall not include any of the Borrowers or any Affiliate or Subsidiary of any of the Borrowers.

            "Eligible Foreclosure Advance Receivable" shall mean a Foreclosure Advance Receivable with respect to which each of the following is true and correct:

            (a) Such Foreclosure Advance Receivable is an Eligible Servicing Receivable;

            (b) Such Foreclosure Advance Receivable is related to a Mortgage Loan that (i) has been foreclosed or a deed in lieu of foreclosure has been executed, (ii) is not held by any Borrower as "other real estate owned," and (iii) and if the claim is against the VA, is in "Bid" status; and

            (c) Such Foreclosure Advance Receivable has not been included in the Working Capital Borrowing Base for more than 180 days; provided that Foreclosure Advance Receivables having Unit Collateral Values that do not exceed $3,000,000 in the aggregate may be included in the Working Capital Borrowing Base for up to 364 days.

            "Eligible Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following statements shall be true and correct:

            (a) Such Mortgage Loan is a binding and valid obligation of the Obligor thereon, in full force and effect and enforceable in accordance with its terms;

            (b) Such Mortgage Loan (1) is denominated and payable in United States dollars, and (2) is genuine in all respects as appearing on its face and as represented in the books and records of the Borrowers (and if such Mortgage Loan is registered on the MERS System, on the books and records of MERSCORP, Inc.); and all information set forth therein is true and correct;

            (c) Such Mortgage Loan (other than an EBO Mortgage Loan or an Impaired Mortgage Loan) is free of any default of any party thereto (including the Borrowers), counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise;

            (d) No payment under such Mortgage Loan (other than an EBO Mortgage or an Impaired Mortgage Loan) is more than 30 days past the payment due date set forth in the underlying promissory note and Mortgage;

            (e) Such Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect, and is free of concessions or understandings with the Obligor thereon of any kind not expressed in writing therein.

            (f) Such Mortgage Loan has been originated in compliance with and is in all respects as required by and in accordance with all applicable federal, state, or local laws and regulations governing the same, including, without limitation, the federal Consumer Credit Protection Act and the regulations promulgated thereunder and all applicable usury, truth-in-lending, real estate settlement procedures, equal credit opportunity, or disclosure laws);and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with such Mortgage Loan have been given and performed as required such that and to the extent necessary to ensure that the obligor under said Mortgage Loan does not have an enforceable right of rescission or forfeiture under any such law with respect to said Mortgage Loan, and (ii) is not a "high cost" loan (as such term is defined from time to time in any applicable federal, state or local law, including, without limitation, HOEPA);

            (g) All advance payments and other deposits on such Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly or indirectly, by the Borrowers to the Obligor thereon and, other than as disclosed to the Administrative Agent in writing, there have been no prepayments on such Mortgage Loan;

            (h) Such Mortgage Loan is subject to a first priority perfected Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Lenders and will be free and clear of all other Liens;

            (i) The Property covered by such Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of such Mortgage Loan with a Borrower named as a loss payee thereon; if such Property is located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency, then such Property is covered by special flood insurance under the Natural Flood Insurance Program, with a Borrower named as loss payee thereon;

            (j) The Property covered by such Mortgage Loan is located in the United States and is free and clear of all Liens except in favor of a Borrower, subject only to (1) the Lien of current real property taxes, condominium charges, and assessments not yet due and payable; (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, as are acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the originator of such Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of such Mortgage Loan or (ii) which do not materially adversely affect the appraised value of such Property as set forth in such appraisal; (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage Loan or the use, enjoyment, value or marketability of the related Property; and (4) if such Mortgage Loan is a Second Mortgage Loan or a HELOC, a prior Mortgage;

            (k) If such Mortgage Loan has been withdrawn from the possession of the Collateral Agent on terms and subject to conditions set forth in the Security Agreement:

                        (1) If such Mortgage Loan was withdrawn by any Borrower
                  for purposes of correcting clerical or other non-substantive documentation problems pursuant to a Trust Receipt, the promissory note and other documents relating to such Mortgage Loan were returned to the Collateral Agent within ten Business Days from the date of withdrawal and the Unit Collateral Value of such Mortgage Loan when added to the aggregate Unit Collateral Values of all other Mortgage Loans included in the computation of the Collateral Value of the Warehouse Borrowing Base which have been similarly withdrawn does not exceed $2,000,000.00; and

                        (2) If such Mortgage Loan was shipped by the Collateral
                  Agent pursuant to Paragraph 6 of the Security Agreement, the full amount required to be paid on account thereof (as set forth on the schedule attached to the related transmittal letter) has been received into the Settlement Account (or said Mortgage Loan has been returned to the Collateral Agent) within 45 calendar days (or 60 calendar days if such Mortgage Loan is an Aged Shipped Mortgage Loan) days from the date of shipment by the Collateral Agent;

            (l) The date of the underlying promissory note is no earlier than 90 days prior to the date such Mortgage Loan is first included in the Warehouse Borrowing Base, unless either (1) the Mortgage Loan is a Construction-to-Perm Mortgage Loan, an EBO Mortgage Loan, or a modification resulting from an extension of a Mortgage Loan with a final balloon payment or with an adjustable interest rate or (2) the Mortgage Loan was included as part of the "collateral" under the Existing Credit Agreement and, at the time of inclusion under the Existing Credit Agreement, satisfied this condition of eligibility;

            (m) The improvements on the related Property consist of a completed one-to-four family residence (and as to which there are no commercial operations, other than in the nature of an in-home office, conducted on such Property) or a unit in a condominium or planned unit development or, solely in the case of a First Mortgage Loan, a Manufactured Home;

            (n) The Required Documents for such Mortgage Loan have been delivered to the Collateral Agent prior to the inclusion of such Mortgage Loan in the Warehouse Borrowing Base (or, if such items have not been delivered to the Collateral Agent, the Collateral Agent has received a Collateral Confirmation Agreement, including a complete Mortgage-Related Collateral Schedule (as defined in the Security Agreement), relating to said Mortgage Loan on or prior to the date said Mortgage Loan is first included in the Warehouse Borrowing Base and the Required Documents are received by the Collateral Agent within 15 calendar days (or 20 calendar days if such Mortgage Loan is an Aged Wet Mortgage Loan) after such Mortgage Loan is first included in the Warehouse Borrowing Base and the Unit Collateral Value of said Mortgage Loan when added to the aggregate Unit Collateral Values of all other Mortgage Loans included in the computation of the Collateral Value of the Warehouse Borrowing Base for which the Collateral Agent has not received the Required Documents does not exceed 40% of the Aggregate Credit Limit;

            (o) If so requested by the Administrative Agent, the Additional Required Documents for such Mortgage Loan have been delivered to the Collateral Agent;

            (p) Such Mortgage Loan is not subject to any servicing arrangement with any Person other than the Borrowers or a subservicer servicing said Mortgage Loan on behalf of the Borrowers, nor are any servicing rights relating to said Mortgage Loan subject to any Lien or negative pledge in favor of any Person other than a first priority perfected Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Lenders;

            (q) If such Mortgage Loan has a Loan-to-Value Ratio greater than 80% and such Mortgage Loan is not subject to a commitment by the VA or FHA to guarantee or insure repayment thereof, then said Mortgage Loan is covered by a policy of private mortgage insurance acceptable to FNMA or the Approved Investor issuing the Take-Out Commitment for such Mortgage Loan or said Mortgage Loan has been pooled with other Mortgage Loans and such pool of Mortgage Loans is covered by a binding and enforceable commitment to provide mortgage insurance by a reputable insurance provider (and such Mortgage Loan is covered by an actual policy of private mortgage insurance within 60 days from the original closing of such Mortgage Loan);

            (r) If such Mortgage Loan is a Third Party Originated Loan, then such Mortgage Loan was not closed more than 90 days prior to the date such Mortgage Loan is first included in the Warehouse Borrowing Base;

            (s) The promissory note evidencing such Mortgage Loan is secured by a first priority Lien on the related Property or in the case of Second Mortgage Loans (including a HELOC), a second priority Lien on the related Property;

            (t) The proceeds of such Mortgage Loan (other than a Construction-to-Perm Mortgage Loan, an EBO Mortgage Loan, HELOC, or a Mortgage Loan that constitutes a modification of a Mortgage Loan with a final balloon payment or an adjustable interest rate) have been, or will within two Business Days following the date said Mortgage Loan is first included in the computation of the Collateral Value of the Warehouse Borrowing Base be, fully disbursed and the Obligor thereon has no additional right to further borrowings thereunder;

            (u) Such Mortgage Loan is covered by a lender's title insurance policy (issued in standard form by a title insurance company authorized to transact business in the state where the related Property is located) in an amount at least equal to the original principal balance of the promissory note evidencing such Mortgage Loan insuring the mortgagee's interest under such Mortgage Loan as the holder of a first Lien of record on the related Property (or in the case of a Second Mortgage Loan or a HELOC, a second Lien of record on the related Property) (subject only to such exceptions as are generally acceptable to mortgage lending institutions, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage Loan);

            (v) The Property relating to such Mortgage Loan is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of such Property as security for such Mortgage Loan or the use for which the premises were intended, such Property is in good repair (ordinary wear and tear excepted) and no condemnation proceeding has been commenced against such Property;

            (w) The Property related to such Mortgage Loan has been evaluated or appraised in accordance with Title XI of FIRREA;

            (x) The Obligor on such Mortgage Loan has not notified any of the Borrowers, and none of the Borrowers has any knowledge, of any relief requested or allowed to such Obligor under the Servicemembers Civil Relief Act;

            (y) Such Mortgage Loan (other than an Alt-A Mortgage Loan or a Subprime Mortgage Loan), is insured by the FHA, guaranteed by the VA (or subject to a binding commitment to issue such insurance or guarantee) and/or fully conforms to all underwriting and other requirements of FNMA, FHLMC, or GNMA or of another Approved Investor;

            (z) If the deed of trust or mortgage underlying such Mortgage Loan is a MERS Mortgage, the interest of the Administrative Agent or the Collateral Agent and the Lenders in such MERS Mortgage has been registered on the MERS System;

            (aa) The original principal balance of such Mortgage Loan does not exceed $2,000,000; and

            (bb) None of the Obligors with respect to such Mortgage Loan is a Person to which financial services may not be provided under applicable Requirements of Law.

            (cc) The originator of the Mortgage Loan has not advanced funds, or induced, solicited, or knowingly received any advance of funds from a party other than the owner of the related Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

            (dd) The origination and collection practices used by the originator of the Mortgage Loan with respect to each Mortgage Loan have been in all respects legal, proper, prudent, and customarily in the mortgage origination and servicing industry.

      In determining the eligibility of any Mortgage Loan any of the requirements for eligibility may be waived by the Administrative Agent; provided, however, that any Mortgage Loan which is accepted by the Administrative Agent pursuant to such a waiver shall cease to be an Eligible Mortgage Loan upon notice of the retraction of such waiver given to the Borrowers by the Administrative Agent unless at the time of giving such notice the deficiency which originally required such waiver has been cured and such Mortgage Loan meets all other requirements for an Eligible Mortgage Loan, and, provided further, that the Unit Collateral Value of said Mortgage Loan, when added to the aggregate Unit Collateral Values of all other Mortgage Loans included in the computation of the Collateral Value of the Warehouse Borrowing Base pursuant to a waiver hereunder, shall not exceed $5,000,000 at any date; and provided further that Administrative Agent may from time to time include Warehouse-Related MBS in the computation of the Collateral Value of the Warehouse Borrowing Base at a Fair Market Value to be determined by Administrative Agent in its sole discretion, which Fair Market Value of such Warehouse-Related MBS so included, when aggregated with the Collateral Value of the Warehouse Borrowing Base permitted pursuant to a waiver hereunder, shall not exceed the $5,000,000 maximum limit referenced above at any date.

            "Eligible P&I Advance Receivable-EBO Loans" shall mean a P&I Advance Receivable-EBO Loans with respect to which each of the following is true and correct:

            (a) Such P&I Advance Receivable-EBO Loans is an Eligible Servicing Receivable; and

            (b) Such P&I Advance Receivable-EBO Loans has not been included in the Working Capital Borrowing Base for a period that extends after the first Business Day of the month immediately succeeding the month in which the Working Capital Loan against such Servicing Receivable was made.

            "Eligible P&I Advance Receivable-Pooled Loans" shall mean a P&I Advance Receivable-Pooled Loans with respect to which each of the following is true and correct:

            (a) Such P&I Advance Receivable-Pooled Loans is an Eligible Servicing Receivable; and

            (b) Such P&I Advance Receivable-Pooled Loans has not been included in the Working Capital Borrowing Base for a period that extends after the first Business Day of the month immediately succeeding the month in which the Working Capital Loan against such Servicing Receivable was made.

            "Eligible Securitization Receivable" shall mean a Securitization Receivable with respect to which each of the following is true and correct:

            (a) Such Securitization Receivable arises under a Mortgage-Backed Security which has a risk rating of AA or better by at least two of Standard and Poor's Ratings Services, Moody's Investors Service, Inc. and Fitch Ratings (determined using underwriting standards that comply with industry standards in the sole judgment of Administrative Agent); provided, however that, in the event that risk ratings are provided on such Mortgage-Backed Security by only one of the above rating agencies, such Mortgage-Backed Security must have a risk rating of AA or better from such rating agency providing the rating;

            (b) One of the Borrowers is either (i) the record owner of the Mortgage-Backed Security under which such Securitization Receivable arises and such Mortgage-Backed Security is free and clear of any Lien, or (ii) entitled to receive a Securitization Receivable which arises under a Mortgage-Backed Security that has been transferred pursuant to a repurchase transaction with a repurchase financer acceptable to Administrative Agent;

            (c) Such Securitization Receivable is not subject to any deductions, offset, or other reductions;

            (d) Such Securitization Receivable arises under a Mortgage-Backed Security that is current and not in default;

            (e) Such Securitization Receivable is subject to a first priority perfected Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Lenders, and is subject to no other Liens; and

            (f) Administrative Agent has received satisfactory evidence that such Securitization Receivable is not subject to other security interests.

            "Eligible Servicing Portfolio" shall mean all Servicing Rights of any of the Borrowers under Servicing Contracts, with respect to which each of the following statements is true and correct:

            (a) Each related Servicing Contract is with an Approved Investor and is satisfactory in form and content to the Administrative Agent;

            (b) Each Servicing Contract is in full force and effect and is legal, valid, and enforceable in accordance with its terms, and no default or event that, with notice or lapse of time or both, would become a default, exists thereunder.

            (c) Each of the applicable Approved Investors (other than FNMA, FHLMC, and GNMA) under such Servicing Contracts (other than Servicing Contracts in effect as of August 31, 2004) has consented to the assignment of the related Servicing Rights to the Administrative Agent for the benefit of the Lenders pursuant to a written consent in form and content satisfactory to the Administrative Agent including, if and as requested, a Resignation Letter (or, in the case of FNMA, FHLMC, and GNMA, the Borrowers have obtained such a written consent or have undertaken commercially reasonable efforts to obtain such a written consent within 60 days following the Effective Date), or in lieu of such a written consent, the Administrative Agent has received evidence reasonably satisfactory to it that the Servicing Rights under the applicable Servicing Contracts may be assigned to the Administrative Agent for the benefit of the Lenders without such consent;

            (d) The Mortgage Loans to be administered under any related Servicing Contract must be secured by a mortgage on improved real property on which is located a one-to-four family residence; but expressly excluding such Mortgage Loans with respect to which any of the Borrowers is obligated to repurchase or indemnify the holder of such Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of such Mortgage Loans;

            (e) Each related Servicing Contract is subject to a first priority perfected Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Lenders, free and clear of all other Liens;

            (f) None of the Servicing Rights arise under subservicing arrangements;

            (g) Each right to the payment of money under a Servicing Contract is genuine and enforceable in accordance with its terms against the parties obligated to pay the same, which terms have not been modified or waived in any respect;

            (h) The amount represented by any Borrower to Administrative Agent as owing by an Obligor under each Mortgage Loan being serviced under any Servicing Contract is the correct amount actually owing by that Obligor, and to Borrower's knowledge, such Obligor has no defense, set off, claim, or counterclaim against any Borrower that can be asserted against the Administrative Agent or the Collateral Agent, whether in any proceeding to enforce rights in the restated Mortgage Loan or otherwise; and

            (i) The Borrowers have not sold, assigned, or otherwise transferred any rights associated with the Mortgage Loans being serviced under any Servicing Contract.

            "Eligible Servicing Receivable" shall mean a Servicing Receivable with respect to which each of the following statements is true and correct:

            (a) Such Servicing Receivable arises under or pursuant to a Servicing Contract with FHLMC, FNMA, GNMA, or an Approved Investor, or under a Sub-Servicing Contract with a Primary Servicer, (i) under which Servicing Contract or Sub-Servicing Contract FHLMC, FNMA, GNMA, such Approved Investor, or such Primary Servicer, as the case may be, has agreed to reimburse a Borrower for all or part of such amounts (to the extent not reimbursed by the Obligor under the related Mortgage Loan) and
      (ii) with respect to which Servicing Contract or Sub-Servicing Contract, the Administrative Agent has received evidence reasonably satisfactory to it that a Lien in favor of the Administrative Agent or Collateral Agent in the applicable Borrower's rights under such Servicing Receivable may be granted without such consent;

            (b) Such Servicing Receivable is subject to a first priority perfected Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Lenders, and is subject to no other Liens;

            (c) All of the Collateral Documents with respect to such Servicing Receivable have been timely delivered to the Administrative Agent or the Collateral Agent pursuant to the Loan Documents;

            (d) The applicable Borrower's claim for reimbursement with respect to such Servicing Receivable (i) has been filed in accordance with the applicable Servicing Contract or Sub-Servicing Contract, (ii) is valid, enforceable, liquidated, currently due, and properly filed with FHLMC, FNMA, GNMA, or an Approved Investor, as the case may be, (iii) is not subject to any reduction or deduction for any setoff, counterclaim, recoupment, or otherwise, and (iv) is expected by such Borrower to be reimbursed in full in cash from the sources identified in the related Collateral Documents; and

            (e) The amount of such Servicing Receivable does not exceed the amount so agreed to be reimbursed under the applicable Servicing Contract, or Sub-Servicing Contract.

            "Eligible T&I Advance Receivable" shall mean a T&I Advance Receivable with respect to which each of the following is true and correct:

            (a) Such T&I Advance Receivable is an Eligible Servicing Receivable;

            (b) Such T&I Advance Receivable arises with respect to a Mortgage Loan that is current except for the payment of taxes and insurance and is not otherwise in default or in foreclosure; and

            (c) Such T&I Advance Receivable has never been included in the Working Capital Borrowing Base supporting any previous Working Capital Loan and has not been included in the Working Capital Borrowing Base for more than 180 days.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be supplemented or amended.

            "Eurodollar Business Day" shall mean a Business Day upon which commercial banks in London, England are open for domestic and international business.

            "Eurodollar Loans" shall mean Loans at such time as they are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

            "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable to such Eurodollar Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for U.S. dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in U.S. dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

            "Event of Default" shall have the meaning given such term in Paragraph 12 of the Agreement.

            "Existing Credit Agreement" shall mean that certain Second Amended and Restated Warehousing Credit, Term Loan and Security Agreement (Syndicated) dated as of May 27, 2004, among the Borrowers, the lenders party thereto and Residential Funding Corporation, as credit agent for such lenders.

            "Fair Market Value" shall mean at any date with respect to any Mortgage Loan or Warehouse-Related MBS, the fair market value thereof as of such date as determined by the Administrative Agent in its reasonable business judgment in conformity with standard industry practice for valuing similar Mortgage Loans and Mortgage-Backed Securities; provided, however, that in making such determination the Administrative Agent may rely on information provided by the Borrowers to the Administrative Agent pursuant to the Agreement or otherwise.

            "Federal Funds Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

            "Fee Letter" shall mean that certain letter agreement dated July 15, 2004, among the Borrowers, Bank of America and Banc of America Securities LLC.

            "FHA" shall mean the Federal Housing Authority and any successor agency.

            "FHLMC" shall mean the Federal Home Loan Mortgage Corporation and any successor agency.

            "FHLMC Custodial Agreement" shall mean the agreement, as amended, modified or supplemented from time to time, among FHLMC, any of the Borrowers and any Person meeting the eligibility requirements set forth in the FHLMC Guide to serve as a "custodian," as such term is used in the FHLMC Guide, pursuant to which such Person is authorized to act as a Certificating Custodian.

            "FHLMC Guide" shall mean the "Sellers & Servicers' Guide" published by FHLMC, as amended, modified or supplemented from time to time.

            "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

            "First Mortgage Loan" shall mean a Mortgage Loan (including a Co-op
Loan) secured by a Mortgage that constitutes a first Lien on the Property and improvements (including a Manufactured Home) described in or covered by that Mortgage.

            "FNMA" shall mean the Federal National Mortgage Association and any successor agency.

            "FNMA Custodial Agreement" shall mean the agreement, as amended, modified or supplemented from time to time, among FNMA, any of the Borrowers and any Person meeting the eligibility requirements set forth in the FNMA Guide to serve as a "document custodian," as such term is used in the FNMA Guide, pursuant to which such Person is authorized to act as a Certificating Custodian.

            "FNMA Guide" shall mean, collectively, but as applicable, the "Selling Guide" and the "Servicing Guide" published by FNMA, as amended, modified or supplemented from time to time.

            "Foreclosure Advance Receivable" shall mean an amount receivable by any of the Borrowers with respect to payments owed by FHA, VA, or the applicable investor or out of the first proceeds of foreclosure, as the case may be, as reimbursement for advances made by any of the Borrowers pursuant to Servicing Contracts or Sub-Servicing Contracts, which advances were made to repurchase or foreclose an FHA-insured or VA-guaranteed first priority Mortgage Loan or a first priority conventional Mortgage Loan out of a pool of Mortgage Loans underlying GNMA, FNMA, or FHLMC Mortgage-Backed Securities or conventional Mortgage-Backed Securities.

            "Fund" shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "Funding Account" shall mean an account, the last four digits of which are xxxxx-x8044, maintained in the Borrowers' name alone with the Administrative Agent.

            "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

            "GNMA" shall mean the Government National Mortgage Association and any successor agency.

            "GNMA Custodial Agreement" shall mean the agreement, as amended, modified or supplemented from time to time, among GNMA, any of the Borrowers and any Person meeting the eligibility requirements set forth in the GNMA Guide to serve as a "certificating custodian," as such term is used in the GNMA Guide, pursuant to which such Person is authorized to act as a Certificating Custodian.

            "GNMA Guide" shall mean, collectively, the "GNMA I Mortgage-Backed Securities Guide" and the "GNMA II Mortgage-Backed Securities Guide" published by HUD, as amended, modified or supplemented from time to time.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantors" shall mean AHMIC and AHMH.

            "Guaranty" shall mean a Guaranty substantially in the form and upon the terms of Exhibit C to the Agreement, executed and delivered by any Person pursuant to the requirements of the Loan Documents, as amended, modified, supplemented, restated, ratified, or reaffirmed in accordance with the Loan Documents.

            "Hedging Arrangements" shall mean, with respect to any Person, any agreements or other arrangements (including interest rate swap agreements, interest rate cap agreements, and forward sale agreements) entered into to protect that Person against changes in interest rates or the market value of assets.

            "HELOC" shall mean an open-ended home equity line of credit, secured by a Mortgage on improved real property on which is located a one-to-four family residence, which satisfies the requirements of a Prime Mortgage Loan.

            "HOEPA" shall mean the Home Ownership and Equity Protection Act.

            "HUD" shall mean the Department of Housing and Urban Development and any successor thereto.

            "HUD 203(k) Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following is true and correct:

            (a) The Mortgage Loan is an Eligible Mortgage Loan;

            (b) The Mortgage Loan is a First Mortgage Loan;

            (c) The Mortgage Loan is covered by insurance from FHA;

            (d) The Mortgage Loan satisfies the definition of a "rehabilitation loan" in 24 C.F.R. 203.50(a); and

            (e) The Mortgage Loan has not been included in the Warehouse Borrowing Base for more than 120 days.

            "Impaired Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following is true and correct:

            (a) The Mortgage Loan is an otherwise Eligible Mortgage Loan, except that such Mortgage Loan fails to satisfy the requirements of clauses (c) or (d) of the definition of "Eligible Mortgage Loan" (provided, however, that any payment default shall not exceed 90 days) or clause (l) of the definition of "Eligible Mortgage Loan", but only to the extent such Mortgage Loan was originated by one of the Borrowers; and

            (b) The Impaired Mortgage Loan has not been included in the Warehouse Borrowing Base for more than 360 days.

             "Indebtedness" of any Person shall mean all items of indebtedness which, in accordance with GAAP, would be included in determining liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which indebtedness is to be determined, including, without limitation, all obligations for money borrowed, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

            "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan commences and ending one, two or three months thereafter, as designated in the related Loan And/Or Interest Rate Election Request; provided, however, that (a) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless by such extension it would fall in another calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day; (b) any Interest Period applicable to a Eurodollar Loan which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall, subject to the provisions of clause (a) above, end on the last day of such calendar month; and (c) no such Interest Period shall extend beyond the regularly scheduled Maturity Date.

            "Interim Date" shall mean June 30, 2004.

            "Interim Funder Category" shall mean the category of the same name on the MERS System that reflects the security interest of inter alia, mortgage warehouse lenders, in the Mortgage Loans that have been pledged by borrowers of such mortgage warehouse lender.

            "Joinder Agreement" shall mean an agreement in the form of Exhibit K attached to the Agreement.

            "Jumbo Loan" shall mean a Prime Mortgage Loan (excluding a Prime First Mortgage Loan secured by a Lien on a Manufactured Home) or a Construction-to-Perm Mortgage Loan that complies with all applicable requirements for purchase under the FNMA or FHLMC standard form of conventional mortgage purchase contract then in effect, except that the amount of such Mortgage Loan exceeds the maximum loan amount under those requirements and which has an original principal balance that does not exceed $2,000,000.

            "Lenders" shall have the meaning given such term in the introductory paragraph of the Agreement and, as the context requires, includes the Swing Line Lender.

            "Lien" shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, any agreement to provide preference or priority in any collateral, any preferential right to purchase securities, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

            "Loan And/Or Interest Rate Election Request" shall mean a written request in the form of Exhibit I attached to the Agreement.

            "Loan Documents" shall mean this Agreement, the Collateral Documents, the Guaranty, the Notes, the Electronic Tracking Agreement, and each other document, instrument or agreement executed by any of the Borrowers or Guarantors in connection herewith or therewith, as any of the same may be amended, extended or replaced from time to time.

            "Loan Parties" shall mean, collectively and severally, the Borrowers and the Guarantors.

            "Loans" shall mean, collectively and severally, Warehouse Loans, Servicing Rights Loans, Working Capital Loans, and Swing Line Loans.

            "Loan-to-Value Ratio" shall mean, with respect to any Mortgage Loan, the ratio of the principal amount of such Mortgage Loan outstanding at the origination plus all other mortgage notes secured by the Property thereof divided by the lesser of (a) the most recent selling price of the related Property, and (b) the Appraised Property Value.

            "Majority Lenders" shall mean the Lenders holding not less than 51% of the Percentage Shares, but in any event no fewer than two Lenders.

            "Manufactured Home" shall mean a structure that is built on a permanent chassis (steel frame) with the wheel assemble necessary for transportation in one or more sections to a permanent site or semi-permanent site.

            "Material Adverse Effect" shall mean the occurrence of any event which could reasonably be expected to have a material adverse effect on the business, assets, liabilities (actual or contingent), operations, financial condition, or business prospects of the Loan Parties, taken as a whole, or on the ability of any of the Loan Parties to pay or perform the Obligations or on the validity, value or marketability of the Collateral included in the most recent computation of the Collateral Value of the Warehouse Borrowing Base, the Servicing Rights Borrowing Base or the Working Capital Borrowing Base.

            "Maturity Date" shall mean the earlier of: (a) August 29, 2005, as such date may be extended from time to time in writing by 100% of the Lenders, in their sole discretion and (b) the date the Lenders terminate their obligation to make further Loans hereunder pursuant to Paragraph 12 of the Agreement.

            "Maximum Aggregate Credit Limit" shall mean $700,000,000.00 as such amount may be increased or decreased from time to time by written agreement of the Administrative Agent, the Borrowers, and 100% of the Lenders.

            "Maximum Commitment" shall mean, with respect to any Lender on any date, the dollar amount specified as such Lender's "Maximum Commitment" on the current Commitment Schedule as such amount may be increased by written agreement of the Borrowers and any Lender (subject to the limitation on the Maximum Aggregate Credit Limit), or decreased as a result of an assignment by such Lender of some or all of such Maximum Commitment pursuant to Paragraph 14 of the Agreement or by written agreement of the Administrative Agent, the Borrowers, and 100% of the Lenders, with each Lender's initial Maximum Commitment set forth on Schedule I of the Agreement.

            "MBS Safekeeping Account" shall mean a safekeeping account maintained by the Borrowers at the Administrative Agent.

            "MERS" shall mean Mortgage Electronic Registration System, Inc.

            "MERSCORP" shall mean MERSCORP, Inc.

            "MERS Loan" shall mean any Mortgage Loan made or acquired by any of the Borrowers which is secured by a MERS Mortgage.

            "MERS Member" shall mean any entity which is a member of MERS, in good standing and in compliance with all rules, regulations, procedures and requirements set forth by MERS, including, but not limited to the payment of membership dues.

            "MERS Mortgage" shall mean any deed of trust or mortgage registered to any of the Borrowers on the MERS System.

            "MERS System" shall mean the Mortgage Electronic Registration
System.

            "Mortgage" shall mean (i) other than with respect to a Co-op Loan, a mortgage or deed of trust on real property that is improved and substantially completed (including real property to which a Manufactured Home has been affixed in a manner such that the Lien of a mortgage or deed of trust would attach to the Manufactured Home under applicable real property law) and (ii) with respect to a Co-op Loan, a security agreement, stock certificate (or other evidence of ownership), recognition agreement, UCC financing statement, and assignments of proprietary lease and recognition agreement, in blank.

            "Mortgage-Backed Security" shall mean any security (including, without limitation, a participation certificate) (i) guaranteed by GNMA that represents an interest in a pool of mortgages, deeds of trusts, or other instruments creating a Lien on Property which is improved by a completed single family residence, including but not limited to a condominium, planned unit development, or townhouse, (ii) issued by FNMA or FHLMC that represent interests in such a pool or any public or private security issued by any Borrower or any other Person which is secured or otherwise supported by a pool of mortgages, deeds of trust, or other instruments creating a lien on such property, or (iii) issued by a Private Trust that represent an interest in a pool of mortgages, deeds of trusts, or other instruments creating a Lien on Property which is improved by a completed single family residence, including but not limited to a condominium, planned unit development, or townhouse.

            "Mortgage Identification Number" shall mean the unique number assigned to any specific Mortgage Loan by the MERS System.

            "Mortgage Loan" shall mean a residential real estate secured loan (including loans secured by a one-to-four family unit, a condominium, a Manufactured Home, or a planned unit development), as evidenced by a promissory note and secured by a Mortgage; and including all right, title and interest of any of the Borrowers in the Property covered by said Mortgage.

            "Mortgage Pool" shall mean a pool of one or more Mortgage Loans on the basis of which a Mortgage-Backed Security is to be issued.

            "Multiemployer Plan" as to any Person shall mean a Plan of such Person which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds" shall mean, with respect to the issuance of any capital stock by AHMIC, the amount of cash received by AHMIC in connection with such transaction after deducting therefrom all fees (including, without limitation, investment banking fees), commissions, costs and other expenses to the extent attributable to such transaction.

            "Notes" shall mean, collectively and severally, the Committed Notes and the Swing Line Note.

            "Notice of Payment or Prepayment" shall mean a written notice in the form of Exhibit J attached to the Agreement.

            "Obligations" shall mean any and all debts, obligations and liabilities of the Loan Parties to the Administrative Agent and the Lenders (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents.

            "Obligor" shall mean the Person or Persons obligated to pay the Indebtedness which is the subject of a Mortgage Loan.

            "P&I Advance Receivable-EBO Loans" shall mean, on any date, the amount receivable by any of the Borrowers from the applicable mortgagor, the FHA, the VA, or the applicable investor, or out of the first proceeds of foreclosure, as the case may be, as reimbursement for an advance made by any of the Borrowers pursuant to Servicing Contracts or Sub-Servicing Contracts, which advance was made to pay principal and interest with respect to the servicing of an Early Buyout Mortgage Loan and which advance is reimbursable by the FHA, the VA, or the applicable investor or out of the first proceeds of foreclosure.

            "P&I Advance Receivable-Pooled Loans" shall mean, on any date, the amount receivable by any of the Borrowers from the applicable mortgagor, the FHA, the VA, or the applicable investor or out of the first proceeds of foreclosure, as the case may be, as reimbursement for an advance made by any of the Borrowers pursuant to Servicing Contracts or Sub-Servicing Contracts, which advance was made to pay principal and interest under Mortgage Loans underlying Mortgage-Backed Securities and which advance is reimbursable by the applicable investor or out of the first proceeds of foreclosure.

            "Percentage Share" shall mean with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) which such Lender's Maximum Commitment bears to the Aggregate Credit Limit, with the initial Percentage Share of the Lenders being set forth on Schedule I attached to the Agreement.

            "Perfected Assignment" shall mean, as to any Book-Entry MBS, that the Book-Entry MBS has been transferred or delivered to the Administrative Agent so that the Administrative Agent has "control" of such Mortgage-Backed Security under the Uniform Commercial Code and other applicable law through the MBS Safekeeping Account, and the applicable Borrower has taken such other action as the Administrative Agent may reasonably request to protect, maintain or perfect the Administrative Agent's first priority perfected security interest for the benefit of the Lenders in such Book-Entry MBS.

            "Permitted Other Debt" shall mean that Indebtedness described on
Schedule VIII attached to the Agreement, as such Schedule is amended and delivered monthly by Borrowers to Administrative Agent.

            "Permitted Other Secured Debt" shall mean that Indebtedness described as "Permitted Secured Debt" on Schedule VIII attached to the Agreement, as such Schedule is amended and delivered monthly by Borrowers to Administrative Agent; provided, however, that if such Indebtedness is secured by Mortgage Loans owned by any Borrower, such Indebtedness shall only be Permitted Other Secured Debt to the extent that the collateral agent or custodian for such Indebtedness is the same Person as the Collateral Agent appointed under the Loan Documents or such other collateral agent or custodian as may be approved by Administrative Agent.

            "Person" shall mean any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization or Governmental Authority.

            "Plan" shall mean, as to any Person, any pension plan that is covered by Title IV of ERISA and in respect of which such Person or a Commonly Controlled Entity of such Person is an "employer" as defined in Section 3(5) of ERISA.

            "Post-Default Percentage Share" shall mean for any Lender that percentage which (a) the principal dollar amount of Loans outstanding held by such Lender bears to (b) the aggregate principal dollar amount of all Loans outstanding.

            "Potential Default" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

            "Primary Servicer" shall mean a Person who has entered into a Servicing Contract (which need not be in the form of a written contract) for the benefit of an investor, providing for the servicing of Mortgage Loans underlying Mortgage-Backed Securities, and who has in turn entered into a Sub-Servicing Contract with a Borrower, providing for the sub-servicing of such Mortgage Loans by such Borrower, as sub-servicer for such Person.

            "Prime First Mortgage Loan" shall mean a First Mortgage Loan that satisfies the applicable requirements of a Prime Mortgage Loan.

            "Prime Mortgage Loan" shall mean (i) a First Mortgage Loan (including, without limitation, a HELOC), (ii) a Second Mortgage Loan (including, without limitation, a HELOC, but excluding a Second Mortgage Loan secured by a Manufactured Home or a Co-op Loan), or (iii) an Alt-A Mortgage Loan, with respect to which Mortgage Loan each of the following is accurate and complete:

            (a) The Mortgage Loan is an Eligible Mortgage Loan;

            (b) The Mortgage Loan is a First Mortgage Loan or a Second Mortgage Loan;

            (c) The Mortgage Loan (other than an Alt-A Mortgage Loan) fully conforms to all underwriting and other requirements of FNMA or FHLMC; provided that, (i) a First Mortgage Loan may also be insured by the FHA or guaranteed by the VA (or is subject to a binding commitment to so insure or guaranty); and (ii) in the case of an Alt-A Loan, the First Mortgage Loan is underwritten to "Alt-A" investor specifications;

            (d) The Mortgage Loan is covered by a Take-Out Commitment or a Hedging Arrangement;

            (e) The Mortgage Loan has not been included in the Warehouse Borrowing Base for more than 180 days; and

            (f) The Mortgage Loan has a Loan-to-Value Ratio (including any related mortgage) not to exceed (x) 80% in the case of First Mortgage Loans or (y) 100% in the case of Second Mortgage Loans; provided that, if the Loan-to-Value Ratio for a First Mortgage Loan exceeds 80%, then such excess is insured by or subject to a commitment for mortgage insurance.

            "Prime Second Mortgage Loan" shall mean a Second Mortgage Loan that satisfies the applicable requirements of a Prime Mortgage Loan.

            "Private Trust" shall mean a special purpose trust created from time to time by a wholly-owned Subsidiary of AHMIC for the purpose of securitizing Mortgage Loans that are serviced by a Borrower pursuant to Servicing Contracts or Sub-Servicing Contracts.

            "Proceeds" shall mean whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

            "Property" shall mean the real property, including the improvements thereon, and the personal property (tangible and intangible) which are encumbered pursuant to a Mortgage Loan.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or superseded.

            "REIT" shall mean a "real estate investment trust" for purposes of the Internal Revenue Code of 1986, as amended.

            "Related Parties" shall mean, with respect to any Person, such Persons, Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

            "REO Property" shall mean real property owned by a Borrower, with respect to which each of the following is accurate and complete:

            (a) Such Property is improved by a one-to-four family dwelling that is owned by such Borrower as the result of a foreclosure proceeding, the acceptance of a deed in lieu of foreclosure, or another enforcement proceeding with respect to an Impaired Mortgage Loan with respect to which a Warehouse Loan has been previously made;

            (b) Any Warehouse Loan made against such Property shall be approved in advance by the Administrative Agent, in its sole discretion;

            (c) The proceeds of any Warehouse Loan made against such Property shall be used solely for the purpose of financing the repayment of a Warehouse Loan outstanding against the Impaired Mortgage Loan secured by such Property;

            (d) The rights of any Borrower in and to such Property and the proceeds thereof are free and clear of Liens, claims, and encumbrances, except Liens in favor of the Administrative Agent or the Collateral Agent for the benefit of the Lenders;

            (e) Such Property is free from any environmental, title, compliance, regulatory or survey defect or liability, and is not the subject of any seizure or condemnation proceeding;

            (f) All taxes and insurance payments with respect to such Property are current; and

            (g) The Property has not been included in the Warehouse Borrowing Base for more than 360 days.

            "Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

            "Repurchased Maturing Mortgage Loan" shall mean a Mortgage Loan serviced by a Borrower, with respect to which each of the following is accurate and complete:

            (a) The Mortgage Loan is an Eligible Mortgage Loan, (except with respect to those requirements that by their terms are not applicable to Repurchased Maturing Mortgage Loans);

            (b) Such Borrower has received notice that such Mortgage Loan has been repaid or will be repaid in the current month;

            (c) Such Borrower has all rights to receive the proceeds of such repayment;

            (d) The rights of such Borrower in and to such Mortgage Loan and the proceeds thereof are free and clear of Liens, claims, and encumbrances (including, without limitation, claims of the Person for which such Mortgage Loan was serviced), except Liens in favor of the Administrative Agent or the Collateral Agent for the benefit of the Lenders; and

            (e) No Warehouse Loan shall be requested or advanced with respect to such Mortgage Loan during the period between the 8th day and the 28th day of any calendar month.

            "Required Documents" shall mean those documents described on
Schedule VI attached to the Agreement.

            "Requirements of Law" shall mean, as to any Person, the Articles or Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Resignation Letter" shall mean, with respect to any Servicing Contract covering Servicing Rights included in the Eligible Servicing Portfolio, a letter to the applicable trustee or investor thereunder from the Borrower who is party to such Servicing Contract, pursuant to which such Borrower resigns as servicer and which letter is in a form acceptable to the Administrative Agent.

            "Responsible Financial Officer" shall mean as to any Person the chief financial officer, senior vice president, vice president or assistant vice president of such Person, with any Person executing and delivering any certificate hereunder on behalf of any of the Loan Parties which is required to be executed and delivered by a "Responsible Financial Officer" being acknowledged by such Loan Party as being a Person actively involved with and knowledgeable with respect to all financial matters affecting such Loan Party.

            "Second Mortgage" shall mean a Mortgage that constitutes a second Lien on the Property and improvements described in or covered by that Mortgage.

            "Second Mortgage Loan" shall mean a Mortgage Loan secured by a Second Mortgage.

            "Securitization Receivable" shall mean, on any date, the amount any Borrower is entitled to receive (as a result of ownership or the terms of the applicable repurchase financing documentation) with respect to principal payments then due and owing under those Mortgage-Backed Securities which either
(i) are owned by such Borrower, or (ii) have been transferred by such Borrower in a repurchase financing.

            "Security Agreement" shall mean a Security Agreement, substantially in the form and upon the terms of Exhibit B attached to the Agreement, executed and delivered by any Person pursuant to the requirements of the Loan Documents, and any amendments, modifications, supplements, ratifications, or restatements of any such Security Agreement made in accordance with the Loan Documents.

            "Servicing Contract" shall mean, as to any of the Borrowers, the arrangement, whether or not in writing, under which such Borrower has the right to service Mortgage Loans for an investor, and shall include all manuals, guides, laws, rules, and regulations incorporated by reference in or otherwise governing the terms of the relationship of such investor with the applicable Borrower.

            "Servicing Delinquencies" shall mean the aggregate outstanding principal balance of Mortgage Loans included in the Borrowers' Eligible Servicing Portfolio that are 30 days or more past due (other than any such Mortgage Loans that are in the process of foreclosure).

            "Servicing Foreclosures" shall mean the aggregate outstanding principal balance of Mortgage Loans included in the Borrowers' Eligible Servicing Portfolio that are in the process of foreclosure.

            "Servicing Receivable" shall mean, collectively, all present and future rights of any Borrower to receive P&I Advance Receivables-Pooled Loans, Securitization Receivables, P&I Advance Receivables-EBO Loans, Foreclosure Advance Receivables, and T&I Advance Receivables.

            "Servicing Rights" shall mean all present and future rights of any of the Borrowers to service, collect, and administer Mortgage Loans, and to receive fees and other compensation therefor, under Servicing Contracts between any Borrower and an Approved Investor.

            "Servicing Rights Borrowing Base" shall mean all Servicing Rights of any of the Borrowers which are part of the Eligible Servicing Portfolio and in which the Administrative Agent or the Collateral Agent holds (for the benefit of the Lenders) a first priority perfected security interest at such time.

            "Servicing Rights Credit Sublimit" shall mean, at any time, an amount not to exceed 25% of the Aggregate Credit Limit.

            "Servicing Rights Loans" shall have the meaning given such term in Paragraph 2(a) of the Agreement.

            "Settlement Account" shall mean "no-access" account, the last four digits of which are 2748, maintained by the Collateral Agent for the benefit of the Administrative Agent on behalf of the Lenders, which is designated for receipt of the proceeds of the sale or other disposition of the Collateral.

            "Single Employer Plan" shall mean as to any Person any Plan of such Person which is not a Multiemployer Plan.

            "Statement Date" shall mean December 31, 2003.

            "Subordinated Debt" shall mean Indebtedness of AHMIC and its Subsidiaries subordinated to the Obligations in the manner and to the extent required by the Administrative Agent pursuant to written subordination agreements satisfactory in form and substance to the Administrative Agent.

            "Subprime Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following is accurate and complete:

            (a) The Mortgage Loan is an Eligible Mortgage Loan (except with respect to those requirements that by their terms are not applicable to Subprime Mortgage Loans);

            (b) The Mortgage Loan is a First Mortgage Loan;

            (c) The Mortgage Loan has a risk rating of "A-," "B," or "C" (determined using underwriting standards that comply with industry standards in the sole judgment of Administrative Agent);

            (d) The Mortgage Loan is acceptable for purchase by at least two Approved Investors; and

            (e) The Mortgage Loan has not been included in the Warehouse Borrowing Base for more than 180 days.

            "Sub-Servicing Contract" shall mean the written agreement between a Primary Servicer and any of the Borrowers, providing for the servicing by such Borrower of a pool or pools of Mortgage Loans (including, without limitation, Mortgage Loans underlying Mortgage-Backed Securities) and shall include all manuals, guides, laws, rules and regulations incorporated by reference in or otherwise governing the terms of the relationship of such Primary Servicer and such Borrower thereunder, each of which Sub-Servicing Contracts shall be substantially in the form approved by the Administrative Agent on or prior to the date hereof and shall not contain material changes to such pre-approved form without the prior consent of the Administrative Agent.

            "Subsidiary" shall mean, with respect to any Person, any corporation more than fifty percent (50%) of the stock of which having by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of such corporation shall, at the time as of which any determination is being made, be owned by such Person, either directly or through Subsidiaries of such Person (irrespective of whether or not at such time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

            "Swing Line Credit Sublimit" shall mean $30,000,000.

            "Swing Line Lender" shall mean that Lender which has agreed, with the consent of the Borrowers and the Administrative Agent, to act in such capacity hereunder, with the Swing Line Lender at the Effective Date being Bank of America.

            "Swing Line Loan" shall have the meaning given such term in Paragraph 4(a) of the Agreement.

            "Swing Line Note" shall have the meaning given such term in Paragraph 6(d) of the Agreement.

            "T&I Advance Receivable" shall mean, on any date, the amount receivable by any of the Borrowers from the applicable mortgagor, the FHA, the VA, or the applicable investor or out of the first proceeds of foreclosure, as the case may be, as reimbursement on a priority basis for an advance made by any of the Borrowers pursuant to a Servicing Contract or Sub-Servicing Contract, which advance was made to pay tax and insurance escrow amounts required to be, but not, paid by the mortgagor under a Mortgage Loan serviced by the Borrowers pursuant to such Servicing Contract or Sub-Servicing Contract and which advance is eligible for reimbursement by the FHA, the VA, or the applicable investor or out of the first proceeds of foreclosure.

            "Take-Out Commitment" shall mean a bona fide current, unused and unexpired whole loan commitment or forward sale mortgage-backed security commitment issued in favor of and held by any of the Borrowers made by an Approved Investor, under which said Approved Investor agrees, prior to the expiration thereof, upon the satisfaction of certain terms and conditions therein, to purchase the subject Mortgage Loan or related Mortgage-Backed Security at a specified price, which commitment is not subject to any term or condition which is not customary in commitments of like nature or which, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof.

            "Tangible Net Worth" shall mean, with respect to any Person, the excess of total assets of such Person over the total liabilities of such Person determined in accordance with GAAP, but excluding from the determination of total assets: (a) all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and research and product development costs), (b) loans or other extensions of credit to officers, employees, shareholders or Affiliates of such Person (other than a Loan Party), and (c) investments in Subsidiaries of such Person (other than a Loan Party).

            "Third Party Originated Loan" shall mean a Mortgage Loan originated and funded by a third party (other than with funds provided by any of the Borrowers at closing to purchase the Mortgage Loan) and subsequently purchased by any of the Borrowers.

            "Total Hard Costs" shall mean the total of the costs and expenses listed on the Cost Breakdown.

            "Trust Receipt" shall mean a trust receipt in a form approved by and under which Administrative Agent may deliver any document relating to the Collateral to any of the Borrowers for correction or completion or for foreclosure.

            "Unit Collateral Value" shall mean for each of the following types of Collateral included in the Warehouse Borrowing Base or the Working Capital Borrowing Base, as the case may be (provided that in the event that, on any day, a particular item of Collateral may be categorized as more than one type of Collateral, then the Unit Collateral Value with respect to such item of Collateral shall be the lowest of the Unit Collateral Values applicable to such item of Collateral):

            (a) With respect to a Prime First Mortgage Loan (excluding a HELOC secured by a First Mortgage), that is not an Impaired Mortgage Loan or an Aged Mortgage Loan, 98% (or 95% in the case of a First Mortgage Loan that is secured by a Manufactured Home) of the least of (i) the unpaid principal balance of such Mortgage Loan, (ii) the Applicable Take-Out Price multiplied by the unpaid principal balance of such Mortgage Loans, and (iii) at the election of the Administrative Agent or Majority Lenders, at any time, the Fair Market Value of such Mortgage Loan;

            (b) With respect to a Prime Second Mortgage Loan (including a HELOC secured by a First or Second Mortgage) that is not an Impaired Mortgage Loan or an Aged Mortgage Loan, 90% of the least of (i) the unpaid principal balance of such Mortgage Loan, (ii) the Applicable Take-Out Price multiplied by the unpaid principal balance of such Mortgage Loan, and (iii) at the election of the Administrative Agent or Majority Lenders, at any time, the Fair Market Value of such Mortgage Loan;

            (c) With respect to a Subprime Mortgage Loan that is not an Impaired Mortgage Loan or an Aged Mortgage Loan, 95% of the least of (i) the unpaid principal balance of such Mortgage Loan, (ii) the Applicable Take-Out Price multiplied by the unpaid principal balance of such Mortgage Loans, and (iii) at the election of the Administrative Agent or Majority Lenders, at any time, the Fair Market Value of such Mortgage Loan;

            (d) With respect to an Impaired Mortgage Loan or an Aged Mortgage Loan, 90% of the lesser of (i) the unpaid principal balance of such Mortgage Loan, (ii) the applicable Borrower's acquisition cost for such Mortgage Loan, (iii) the Appraised Property Value of the Property securing such Mortgage Loan, and (iv) at the election of the Administrative Agent or Majority Lenders, at any time, the Fair Market Value of such Mortgage Loan;

            (e) With respect to a Construction-to-Perm Mortgage Loan, 80% of the lesser of (i) the unpaid principal balance of said Mortgage Loan, (ii) the As Completed Appraised Value of the Property securing such Mortgage Loan,
      (iii) Total Hard Costs, and (iv) at the election of the Administrative Agent or Majority Lenders, at any time, the Fair Market Value of such Mortgage Loan;

            (f) With respect to a Bond Program Mortgage Loan, 98% of the lesser of (i) the unpaid principal balance of such Mortgage Loan, (ii) the Applicable Take-Out Price multiplied by the unpaid principal balance of such Mortgage Loan, and (iii) at the election of the Administrative Agent or Majority Lenders, at any time, the Fair Market Value of such Mortgage Loan;

            (g) With respect to a Repurchased Maturing Mortgage Loan, during the period between the 29th day of a calendar month and the 7th day of the immediately succeeding calendar month, 90% (and 0% during all other periods) of the lesser of (i) the unpaid principal balance of such Mortgage Loan, and (ii) at the election of the Administrative Agent or Majority Lenders, at any time, the Fair Market Value of such Mortgage Loan;

            (h) With respect to an REO Property, 75% of the lesser of (i) the amount advanced under the related Impaired Mortgage Loan and (ii) the Appraised Property Value of the REO Property;

            (i) With respect to an EBO Mortgage Loan, 87.5% of the lesser of (i) the unpaid principal balance of such Mortgage Loan, (ii) the purchase price of such Mortgage Loan, and (iii) at the election of the Administrative Agent or Majority Lenders, at any time, the Fair Market Value of such Mortgage Loan;

            (j) With respect to a HUD 203(k) Mortgage Loan, 98% of the lesser of
      (i) the unpaid principal balance of such Mortgage Loan, (ii) the lesser of the amounts set forth on the "HUD 203(k) Mortgage Worksheet" (as prescribed from time to time by HUD) as the "Contract Sales Price" and the "As-Is Value," or (iii) the Applicable Take-Out Price multiplied by the least of (A) such unpaid principal balance, (B) such "Contract Sales Price", and (C) such "As-Is Value";

            (k) With respect to an Eligible Foreclosure Advance Receivable, 90% of the unpaid balance of such Servicing Receivable;

            (l) With respect to an Eligible T&I Advance Receivable, 85% of the unpaid balance of such Servicing Receivable;

            (m) With respect to an Eligible P&I Advance Receivable-EBO Loans, 87.5% of the unpaid balance of such Servicing Receivable;

            (n) With respect to an Eligible P&I Advance Receivable-Pooled Loans, 90% of the unpaid balance of such Servicing Receivable; and

            (o) With respect to an Eligible Securitization Receivable, during the period from the 7th day of each calendar month to the 26th day of such calendar month, 90% (and for the period from and including the 26th day of each calendar month to the 7th day of the immediately succeeding calendar month, 0%) of the unpaid balance of such Securitization Receivable.

            "VA" shall mean the Veterans Administration or any successor agency.

            "Warehouse Borrowing Base" shall mean at any date all Eligible Mortgage Loans in which the Administrative Agent or the Collateral Agent holds for the benefit of the Lenders a first priority perfected security interest at such date.

            "Warehouse Loans" shall have the meaning given such term in Paragraph 1(a) of the Agreement.

            "Warehouse-Related MBS" shall have the meaning given such term in Paragraph 2(a) of the Security Agreement.

            "Wet Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following is true and correct:

            (a) The Mortgage Loan is an Eligible Mortgage Loan (except with respect to those requirements that by their terms are not applicable to Wet Mortgage Loans);

            (b) The Mortgage Loan is a Prime Mortgage Loan, a Subprime Mortgage Loan, a Construction-to-Perm Mortgage Loan, a Bond Program Mortgage Loan, or an EBO Mortgage Loan for which all of the Required Documents have not been delivered to the Collateral Agent in accordance with the Loan Documents; and

            (c) The Mortgage Loan has not been included in the Warehouse Borrowing Base for more than 15 days (or more than 20 days if such Mortgage Loan is an Aged Wet Mortgage Loan).

            "Working Capital Borrowing Base" shall mean at any date all Servicing Receivables in which the Administrative Agent or the Collateral Agent holds for the benefit of the Lenders a first priority perfected security interest at such time.

            "Working Capital Credit Sublimit" shall mean $50,000,000.

            "Working Capital Loans" shall have the meaning given such term in Paragraph 3(a) of the Agreement.